EXHIBIT 10.2

THE LANIER WORLDWIDE, INC. SAVE TO ACCUMULATE

RETIREMENT $ (STAR$) PLAN
(as amended and restated as of December 1, 1999)

TABLE OF CONTENTS

Page

ARTICLE I HISTORY AND EFFECTIVE DATE

ARTICLE II CONSTRUCTION

2.1. Controlling Laws

2.2. Construction

ARTICLE III DEFINITIONS

3.1. Account

3.2. Affiliate

3.3. Average Contribution Percentage

3.4. Average Deferral Percentage

3.5. Authorized Leave of Absence

3.6. Before-Tax Account

3.7. Before-Tax Contributions

3.8. Beneficiary

3.9. Board

3.10. Break in Service

3.11. Code

3.12. Compensation

3.13. Contribution Percentage

3.14. Deferral Percentage

3.15. Discount Contributions

3.16. Earnings and Profits

3.17. Effective Date

3.18. Election Form

3.19. Eligible Employee

3.20. Employee

3.21. Employer

3.22. Employment Commencement Date

3.23. Employment Termination Date

3.24. Entry Date

3.25. ERISA

3.26. Excess Aggregate Contributions

3.27. Excess Contributions

3.28. Excess Deferrals

3.29. Forfeiture

3.30. Harris Stock

3.31. Highly Compensated Participant

3.32. Hour of Service

3.33. Lanier Stock

3.34. Matched Deferrals

3.35. Matching Contribution

3.36. Maximum Deferral Percentage

3.37. Nonhighly Compensated Participant

3.38. Normal Retirement Age

3.39. Participant

3.40. Participation Requirement

3.41. Plan

3.42. Plan Sponsor
3.43. Plan Year

3.44. Profit Sharing Matching Account

3.45. Profit Sharing Matching Contribution

Page

3.46. Reemployment Commencement Date
3.47. Regular Matching Account
3.48. Regular Matching Contributions
3.49. Rollover Account
3.50. Stock Discount Account
3.51. Trust Agreement
3.52. Trust Fund
3.53. Trustee
3.54. Valuation Date
3.55. Year of Service
(1) Period of Employment
(2) Termination/Reemployment
(i) Full Years
(ii) Extra Months
(iii) Excess Days
(b) Temporary, Summer or Part-Time Casual Participation Requirement
(c) Service Prior to Age 18
(d) Service With Affiliates and Other Entities
(e) Qualified Military Service
(f) Service as a Leased Employee for Participation and Vesting
ARTICLE IV PARTICIPATION
4.1. General Rule
4.2. Reemployment Rule
(a) Before Satisfaction of Participation Requirement
(b) After Satisfaction of Participation Requirement but Before Becoming a Participant
(c) After Becoming a Participant
4.3. Change in Employment Status or Transfer From an Affiliate
4.4. Information
ARTICLE V CONTRIBUTIONS AND ACCOUNTS
5.1. Before-Tax Contributions
(a) Percentage
(b) Payroll Deductions
(c) Account Credits and Vesting
(d) Make Up of Before-Tax Contributions for Reemployed Veterans
5.2. Election Rules
(a) Initial Election For Participants Hired On or After January 1, 1999
(b) Initial Election For Participants Hired Before January 1, 1999
(c) Revised Election
(d) Revocation of Election
(e) Resumption After Revocation
(f) Timeliness and Election Procedures
(g) Plan Sponsor Action
5.3. Regular Matching Contributions and Forfeitures
(a) Amount
(b) Forfeitures
(c) Timing
(d) Insufficient Earnings and Profits
(e) Account Credits and Vesting
(f) Make Up of Employer Matching Contributions

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5.4. Profit Sharing Matching Contributions

(a) In General

(b) Timing

(c) Account Credits and Vesting

5.5. Discount Contributions

(a) Description

(b) Account Credits

(c) Treatment For Purposes of sections 401(k) and 401(m) of the Code

5.6. Limitation on Allocations

(a) General Rule

(b) Statutory Limitations on Contributions

(1) General Rule

(2) Coordination

(3) Corrections

(c) Individual Dollar Limit

(1) This Plan

(2) Other Plans

(3) Claim

(4) Determination of Investment Gain or Loss

(5) Distribution of Excess Deferrals

(6) Forfeiture of Related Match

(d) Limitations on Before-Tax Contributions for Highly Compensated Participants

(1) General

(2) Other Plan or Arrangements

(3) Calculation and Distribution of Excess Contributions

(4) Determination of Investment Gains or Losses

(5) Forfeiture of Related Match

(6) Qualified Matching Contribution

(e) Limitations on Matching Contributions for Highly Compensated Participants

(1) General

(2) Other Plan or Arrangements

(3) Calculation and Distribution of Excess Aggregate Contributions

(4) Qualified Nonelective Contribution and Use of Elective Deferrals

(f) Multiple Use Limit

(g) Limitations on Deductibility

(h) Withholding Obligations and Account Balance

(i) Allocation Corrections

5.7. Rollover Accounts
5.8. Account Investments

5.9. Special Rules Concerning Investment in Lanier Stock

(a) Availability

(b) Restrictions on Transfers

(c) Dividends

(d) Contributions and Purchase of Lanier Stock

(e) Voting

5.10. Special Rules Concerning Harris Stock

(a) In General

(b) Dividends

(c) Voting

5.11. Expenses

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ARTICLE VI PLAN BENEFITS

6.1. Normal Retirement Benefit

6.2. Disability Benefit

(a) Full Vesting

(b) Definition

(c) Determination

6.3. Death Benefit

6.4. Vested Benefit

(a) General Rule

(b) Vesting Schedule

(c) Reemployment

(d) Former Medquist Employees

6.5. Forfeiture of Benefit of Missing Claimant

6.6. Loans

(a) Administration

(b) Statutory Requirements

(1) General

(2) Repayments

(3) Limitations on Amounts

(c) Distribution and Default

6.7. Age 59 1/2

ARTICLE VII BENEFIT DISTRIBUTION

7.1. Form of Payment

(a) Small Benefit Cash-out

(b) Options

(c) Changes Allowed

(d) Effect of Failure to Specify an Option

(e) Amounts Invested in Stock

(f) Loan Balances

7.2. Distribution Deadlines

(a) General Rule

(b) $5,000 or Less

(c) More than $5,000

(d) Statutory Deadlines

(1) Participant

(i) Initial Distribution

(ii) Required Beginning Date

(iii) Latest Commencement Date

(iv) Maximum Duration of Distributions

(2) Beneficiary

(3) Limit on Limits

7.3. Direct Rollover

7.4. Claim for Benefit

7.5. Mistakes

7.6. Designation of Beneficiary

ARTICLE VIII NAMED FIDUCIARIES, PLAN SPONSOR AND PLAN EXPENSES

8.1. Named Fiduciaries

8.2. Allocation and Delegation by Named Fiduciaries

8.3. Advisors

8.4. Dual Fiduciary Capacities

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8.5. Powers and Duties of the Plan Sponsor

(a) General

(b) Liquidity Requirements

(c) Records

(d) Information from Others

(e) Reporting and Disclosure

8.6. Payment of Expenses

ARTICLE IX TRUST FUND AND TRUSTEE

ARTICLE X AMENDMENT AND TERMINATION

10.1. Amendment

10.2. Termination

10.3. Merger, Consolidation or Asset Transfers

(a) General

(b) Authorization

ARTICLE XI MISCELLANEOUS

11.1. Spendthrift Clause

11.2. Legally Incompetent

11.3. Benefits Supported Only by Trust Fund

11.4. Discrimination

11.5. Claims

11.6 Agent for Service of Process

11.7. Nonreversion

11.8. Plan Not An Employment Contract

11.9. Top Heavy Plan

(a) Determination

(b) Special Top Heavy Plan Rules

11.10. Qualified Domestic Relations Order

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THE LANIER WORLDWIDE, INC. SAVE TO ACCUMULATE

RETIREMENT $ (STAR$) PLAN

(as amended and restated as of December 1, 1999)

ARTICLE  I

HISTORY AND EFFECTIVE DATE

      The Lanier Worldwide, Inc. Save to Accumulate Retirement $ (STAR$) Plan (the “Plan”) is an amendment and restatement of the Lanier Worldwide, Inc. Savings Incentive Plan adopted effective as of July 1, 1997, and as thereafter amended. The Plan adopted effective as of July 1, 1997 was an amendment and restatement of the Plan adopted effective as of June 28, 1994 and thereafter amended. The Plan in effect as of June 28, 1994 was an amendment and restatement of the Plan adopted effective as of June 30, 1992 and thereafter amended. The Plan in effect as of June 30, 1992 was an amendment and restatement of the Plan adopted effective as of April 30, 1990 and thereafter amended. The Plan in effect as of April 30, 1990 was an amendment and restatement of the Plan adopted effective as of October 1, 1989 and thereafter amended. The Plan in effect as of October 1, 1989 was an amendment and restatement of the Harris/3M Document Products, Inc. Savings Incentive Plan, as originally effective as of April 1, 1986 (“Harris/DPI Plan”) and thereafter amended. The Harris/Lanier Advantage Plan and Trust (“Harris/LBP Plan”), as originally effective as of October 1, 1986 and thereafter amended, was merged into the Plan effective as of October 1, 1989. Except as expressly provided otherwise, the provisions of the Plan as amended and restated as of December 1, 1999 shall apply only to those individuals who are Participants in the Plan on or after December 1, 1999; however, the provisions relating to contributions and vesting in contributions apply only to a person who is an Eligible Employee on or after December 1, 1999].

ARTICLE  II

CONSTRUCTION

      2.1.  Controlling Laws. The Plan and its related Trust Agreement shall be construed and interpreted under the laws of the State of Delaware, without regard to its principles of conflicts of laws, to the extent such laws are not preempted by ERISA.

      2.2.  Construction. Plan headings and subheadings are for convenience of reference only and are not to be construed to alter the terms of the Plan. Whenever used in the Plan and unless context otherwise requires, terms in the plural shall include the singular, and terms in the singular shall include the plural. References in this Plan to “§” shall be to a section in this Plan unless otherwise indicated.

ARTICLE  III

DEFINITIONS

      3.1.  Account. The balance to the credit of a Participant under this Plan. A Participant’s Account may be subdivided for bookkeeping purposes into a Before-Tax Account, a Regular Matching Account, a Profit Sharing Matching Account, a Stock Discount Account, and a Rollover Account.

      3.2.  Affiliate. Any entity that is (a) a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) of which an Employer is a member, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) an organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision, or (d) an organization which is required to be aggregated with an Employer pursuant to Regulations promulgated under section 414(o) of the Code.

      3.3.  Average Contribution Percentage. For each Plan Year the average (expressed as a percentage) of the Contribution Percentages computed separately (a) for the group of Highly Compensated Participants during such Plan Year and (b) for the group of Nonhighly Compensated Participants during the immediately preceding Plan Year.

      3.4.  Average Deferral Percentage. For each Plan Year the average (expressed as a percentage) of the Deferral Percentages computed separately (a) for the group of Highly Compensated Participants during such Plan Year and (b) for the group of Nonhighly Compensated Participants during the immediately preceding Plan Year.

      3.5.  Authorized Leave of Absence. Any period of absence authorized by an Employer under its standard personnel practices, including as required by the Family and Medical Leave Act of 1993, provided that the Employee returns to the employ of the Employer by the end of such period, except as may be otherwise required by the Family and Medical Leave Act of 1993.

      3.6.  Before-Tax Account. The portion of a Participant’s Account attributable to Before-Tax Contributions.

      3.7.  Before-Tax Contributions. The portion of a Participant’s Compensation (as described in § 3.13(a)) which the Participant elects to defer into this Plan pursuant to § 5.1.

      3.8.  Beneficiary. A person last designated by a Participant to receive all or a portion of the Participant’s Account in the event of the Participant’s death subject to the provisions of § 7.6.

      3.9.  Board. The board of directors of the Plan Sponsor.

      3.10.  Break in Service. Any 12 consecutive month period beginning on an Employee’s Employment Termination Date or anniversary of such date during which the Employee has not completed an Hour of Service.

      3.11.  Code. The Internal Revenue Code of 1986, as amended.

      3.12.  Compensation.

(a) For purposes of determining the amount of a Participant’s Before-Tax Contributions and Matching Contributions for any period, remuneration described in (i) minus remuneration described in (ii) where:

“(i)” is remuneration which constitutes the Participant’s base salary and wages paid by the Participant’s Employer, and other amounts paid by the Employer that are includible in the Participant’s gross income, including overtime payments, commission payments, annual bonuses, regional and shift differentials. “(ii)” is remuneration which constitutes any payment made under a severance pay plan or program, any payment made in consideration of the Participant’s release of claims in favor of an Employer or an Affiliate, any foreign or domestic assignment allowance, any contest payments, any expense-related reimbursements (including reimbursements commonly referred to as “Runzheimer” payments), any signing bonuses, any payment made under any long-term incentive plan, compensation received while on an Authorized Leave of Absence (except for compensation received (A) during the first ten days of an Employee’s absence because of illness, (B) during an Employee’s vacation, or (C) during an Employee’s absence because of jury duty, disability payments, and the value of life insurance includible in the Participant’s gross income.

(b) For purposes of determining the limitations under section 415 of the Code described in § 5.6, the Plan Sponsor may use any definition of compensation permitted under section 415(c)(3) of the Code.

(c) For purposes of computing a Participant’s Average Contribution Percentage and Average Deferral Percentage, and for any other testing purpose with respect to a Plan Year, the Plan Sponsor may use any definition of compensation allowable under section 414(s) of the Code.

      The elective deferrals made by an Employer on behalf of such Participant that are not includible in his or her gross income for federal income tax purposes for such period because they are contributed to a cash or deferred arrangement described in section 401(k) of the Code, or because they are contributed to a cafeteria plan described in section 125 of the Code, shall be included as Compensation for all purposes, provided that for Plan Years commencing prior to July 1, 1999, such elective deferrals shall not be included for determining the limitations under section 415 of the Code described in § 5.6.

      Compensation shall not include any amounts paid to or on behalf of an Employee for any period when such Employee is not eligible to make Before-Tax Contributions under this Plan unless the inability to make Before-Tax Contributions is due to a suspension under § 5.2(d) or (g) or the application of the limitations under section 415 of the Code described in § 5.6. The amount of a Participant’s Compensation that may be taken into account for any purpose of the Plan shall not exceed (i) for the Plan Year commencing on July 1, 1999, $160,000 and (ii) for each subsequent Plan Year, the amount prescribed by section 401(a)(17) of the Code (as adjusted for increases in the cost-of-living pursuant to section 401(a)(17)(B) of the Code).

      3.13.  Contribution Percentage. For each Eligible Employee who has satisfied the Participation Requirement for Matching Contributions, the ratio of (a) the amount of the Matching Contributions, if any, to be credited for such Plan Year to his or her Account to (b) his or her Compensation for such Plan Year; provided, however, that the Plan Sponsor can elect to include Before-Tax Contributions and QNECs (as defined in § 5.6(d)(6)) with Matching Contributions for purposes of determining the Contribution Percentage as described in § 5.6(e)(4) provided such Before-Tax Contributions and QNECs (as defined in § 5.6(d)(6)) also are not taken into account in determining the Deferral Percentage.

      3.14.  Deferral Percentage. For each Eligible Employee who has satisfied the Participation Requirement for Before-Tax Contributions, the ratio of (a) the sum of the amount of the Before-Tax Contributions, if any, to be credited for such Plan Year to his or her Account (other than Before-Tax Contributions taken into account in determining the Contribution Percentage) to (b) his or her Compensation for such Plan Year; provided however, that the Plan Sponsor can elect to include QMACs and QNECs (as defined in § 5.6(d)(6)) with Before Tax Contributions as described in § 5.6(d)(6) provided such QNECs also are not taken into account in determining the Contribution Percentage.

      3.15.  Discount Contributions. The Employer contributions made pursuant to § 5.5.

      3.16.  Earnings and Profits. The net income of an Employer as determined for each calendar quarter by the Employer for financial accounting purposes.

      3.17.  Effective Date. With respect to this amendment and restatement of the Plan, December 1, 1999, except as otherwise specifically provided herein.

      3.18.  Election Form. A form designated by the Plan Sponsor for making one or more of the elections and designations provided for under this Plan, in accordance with such rules as may be adopted by the Plan Sponsor from time to time. An election form may be set forth on a paper document or, if prescribed by the Plan Sponsor, may be communicated to, and completed by, Employees by electronic or telephonic means.

      3.19.  Eligible Employee. An Employee of an Employer, other than any Employee described below:

(a) an Employee who is included in a unit of employees covered by a collective bargaining agreement that does not provide that such Employee be eligible to participate in this Plan;

(b) an Employee who is a nonresident alien and who receives no earned income from an Employer from sources within the United States; or

(c) an Employee who works primarily outside the United States and who is paid under a payroll system that is not linked electronically to the payroll system for Employees who work primarily within the United States; or

(d) an Employee who is employed by the Plan Sponsor at the Puerto Rico branch or by Lanier Puerto Rico, Inc.

      3.20.  Employee. An individual who is classified on the payroll of an Employer as an employee and who receives a Form W-2 from that Employer. Notwithstanding the foregoing, no individual who renders service for an Employer shall be considered an Employee for purposes of the Plan if such Employee renders such services pursuant to either (i) an agreement providing that such services are to be rendered by the individual as an independent contractor or (ii) an agreement with an entity, including a leasing organization within the meaning of section 414(n)(2) of the Code, that is not an Affiliate. Further, if an individual performing services for an Employer is retroactively reclassified as an “employee” of an Employer for any reason, the reclassified individual will not be treated as an Employee for any period prior to the actual date (and not the effective date) of the reclassification unless the Employer in its sole discretion determines the reclassification is necessary.

      3.21.  Employer. The Plan Sponsor, and any other Affiliate which (i) adopts the Plan and (ii) the Board designates in writing from time to time as an Employer under the Plan.

      3.22.  Employment Commencement Date. The first date on which an Employee first performs an Hour of Service.

      3.23.  Employment Termination Date. The earlier of (a), (b) or (c) below:

(a) The date an Employee quits, retires, dies or is discharged in accordance with the personnel policy of his or her Employer or an Affiliate;

(b) the first anniversary of the first day of an Employee’s absence from service for any other reason (e.g., disability, leave of absence, layoff, etc.), except for documented maternity or paternity reasons and except as provided in § 3.55(e), provided that an individual who fails to return to employment at the expiration of a leave of absence shall be deemed to have terminated employment on the earlier of (i) the date on which his or her leave of absence expires or (ii) the first anniversary of the first day of his or her absence (except as provided in § 3.55(e)); or

(c) the second anniversary of the first day of an Employee’s absence from service for documented maternity or paternity reasons. Maternity or paternity reasons means an absence because of (i) the Employee’s pregnancy, (ii) the birth of the Employee’s child, (iii) the placement of the child with the Employee in connection with the Employee’s adoption of such child or (iv) the need to care for any such child for a period beginning immediately following such birth or placement; provided, that the Employee furnishes to the Plan Sponsor such legal documentation as may be reasonably required by the Plan Sponsor to establish that the absence is for reasons set forth in such clause and to verify the duration of such absence. Notwithstanding the foregoing, if an individual is absent for documented maternity or paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first date of the absence shall not constitute a period of employment as described in Section 3.55 or a Break in Service.

      3.24.  Entry Date. The first day of the bi-weekly payroll period beginning on or after the date on which an Eligible Employee satisfies the applicable Participation Requirement.

      3.25.  ERISA. The Employee Retirement Income Security Act of 1974, as amended.

      3.26.  Excess Aggregate Contributions. The excess of (a) the Matching Contributions made on behalf of Highly Compensated Participants for a Plan Year over (b) the maximum amount of such contributions permitted for such Plan Year under section 401(m)(2)(A) of the Code (as described in § 5.6(e)).

      3.27.  Excess Contributions. The excess of (a) the Before-Tax Contributions actually made on behalf of Highly Compensated Participants for a Plan Year over (b) the maximum amount of such contributions permissible for such Plan Year under section 401(k)(3)(A) of the Code, as described in § 5.6(d).

      3.28.  Excess Deferrals. For each Participant for each calendar year the Before-Tax Contributions for such Plan Year that the Participant designates as exceeding the dollar limit prescribed by § 5.6(c).

      3.29.  Forfeiture. Any amount deducted from a Participant’s Account and forfeited by the Participant in accordance with the terms of this Plan.

      3.30.  Harris Stock. The common stock of Harris Corporation.

      3.31.  Highly Compensated Participant. For any Plan Year for each type of contribution made under this Plan, a Eligible Employee who has satisfied the Participation Requirement for such contribution and who:

(a) is a 5%-owner (as defined in section 416(i)(1) of the Code) of an Employer or an Affiliate at any time during the Plan Year or the preceding Plan Year; or

(b) is paid Compensation in excess of $80,000 (as adjusted for increases in the cost of living in accordance with section 414(q)(1)(B)(ii) of the Code) from an Employer for the preceding Plan Year.

      3.32.  Hour of Service. Each hour for which:

(a) an individual is paid, or entitled to payment, for the performance of duties as an employee of an Affiliate;

(b) an individual is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph (b) for any single continuous period (regardless of whether such period occurs in a single computation period);

(c) back pay is awarded or agreed to by an Affiliate. Such hours shall be credited to the Plan Years to which the award, agreement or payment pertains rather than the Plan Year in which the award, agreement or payment is made.

      For purposes of paragraphs (b) and (c) above, an Hour of Service shall be calculated in accordance with Department of Labor Regulation § 2530.200b-2, which provides that (i) if a payment is based upon hours, days, weeks or other unit of time the number of Hours of Service credited will be the number of regularly scheduled working hours for such individual for such unit of time, and (ii) if the payment due is not based upon units of time, the number of Hours of Service credited shall be equal to the amount of the payment divided by the individual’s most recent hourly rate of compensation as determined under Department of Labor Regulation § 2530.200b-2(b)(2)(ii). For payments made to an individual without a regular work schedule, the number of hours credited shall be calculated on a reasonable basis which reflects the average hours worked by the individual, or by other individuals in the same job classification, over a representative period of time and which is consistently applied with respect to all individuals within the same job classification. In order to avoid double counting, the same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as applicable, and under paragraph (c). For purposes of this § 3.32, an individual will earn Hours of Service credit without regard to whether such individual is treated as an “employee” of an Affiliate as a result of the application of common law principles or by the operation of section 414(n) of the Code.

      3.33.  Lanier Stock. The common stock of the Plan Sponsor, together with the associated preferred stock purchase rights.

      3.34.  Matched Deferrals. The portion of the Before-Tax Contributions contributed to the Plan on behalf of a Participant for each pay period that does not exceed 6% of his or her Compensation for such pay period.

      3.35.  Matching Contribution. Collectively, a Participant’s Regular Matching Contributions, Profit Sharing Matching Contributions and Discount Contributions or, individually, any of those.

      3.36.  Maximum Deferral Percentage.

(a) For each Nonhighly Compensated Participant, 15%, and

(b) for each Highly Compensated Participant, such amount as the Plan Sponsor, in its sole discretion, determines is necessary to satisfy the applicable requirements of the Code.

      3.37.  Nonhighly Compensated Participant. For any Plan Year for each type of contribution made under this Plan, each Eligible Employee who has satisfied the Participation Requirement for such contribution and who is not a Highly Compensated Participant.

      3.38.  Normal Retirement Age. The date a Participant attains age 65.

      3.39.  Participant. Each (a) Eligible Employee to the extent he or she has satisfied the Participation Requirement for the particular contribution under consideration and (b) former Eligible Employee who has not received a complete distribution of his or her Account.

      3.40.  Participation Requirement.

(a) With respect to eligibility for Before-Tax Contributions, Rollover Contributions and Discount Contributions for an Eligible Employee who is not classified as a temporary, summer or casual part-time employee, the later of (i) the date on which such Eligible Employee first performs an Hour of Service after his or her Employment Commencement Date (or Reemployment Commencement Date, if § 4.2(a) is applicable) or (ii) the date on which such Eligible Employee attains age 21; provided, that a Participant whose Employment Commencement Date (or Reemployment Commencement Date, if § 4.2(a) is applicable) occurs on or after November 5, 1999 shall not be eligible for Discount Contributions for pay periods beginning before such Participant has completed one Year of Service.

(b) with respect to eligibility for Before-Tax Contributions, Rollover Contributions and Discount Contributions for an Eligible Employee who is classified as a temporary, summer or casual part-time employee, the later of (i) the date on which such Eligible Employee completes one Year of Service or (ii) the date on which such Eligible Employee attains age 21.

(c) with respect to eligibility for Regular Matching Contributions and Profit Sharing Matching Contributions, the later of (i) the date on which the Eligible Employee completes one Year of Service or (ii) the date on which such Eligible Employee attains age 21.

      3.41.  Plan. The Lanier Worldwide, Inc. Save to Accumulate Retirement $ (STAR$) Plan as set forth in this document, as may be amended in accordance with Article X.

      3.42.  Plan Sponsor. Lanier Worldwide, Inc. and any successor to such corporation.

      3.43.  Plan Year. The fiscal year ending June 30.

      3.44.  Profit Sharing Matching Account. The portion of a Participant’s Account attributable to Profit Sharing Matching Contributions.

      3.45.  Profit Sharing Matching Contribution. The Employer contributions made pursuant to § 5.4.

      3.46.  Reemployment Commencement Date. The first date on which a former Employee is reemployed by an Employer after a Break in Service and first performs an Hour of Service for an Employer.

      3.47.  Regular Matching Account. The portion of a Participant’s Account attributable to Regular Matching Contributions.

      3.48.  Regular Matching Contributions. The Employer contributions made pursuant to § 5.3.

      3.49.  Rollover Account. The portion of a Participant’s Account attributable to funds transferred to the Plan pursuant to the provisions of § 5.7.

      3.50.  Stock Discount Account. The portion of a Participant’s Account attributable to Discount Contributions.

      3.51.  Trust Agreement. The Qualified Plan Trust Agreement between Lanier Worldwide, Inc. and T. Rowe Price Trust Company, as may be amended from time to time.

      3.52.  Trust Fund. The trust fund created in accordance with the Trust Agreement.

      3.53.  Trustee. The person or persons acting as the trustee from time to time of the Trust Fund.

      3.54.  Valuation Date. Each business day of the Trustee. The determination of the Valuation Date as of which transactions under the Plan are effected shall be determined in accordance with rules and procedures established by the Plan Sponsor.

      3.55.  Year of Service.

(a) For all purposes except as described in paragraph (b), each completed year in any “period of employment” as an Employee, as determined in accordance with paragraphs (a)(1)-(f) below.

(1) Period of Employment. An Employee’s “period of employment” will be deemed to start on his or her Employment Commencement Date (or Reemployment Commencement Date, if § 4.2(a) is applicable) and end on his or her next following Employment Termination Date. In addition, an Employee shall receive credit for vesting and participation purposes for each period of employment and for each period of separation from service due to an absence or termination of employment after his or her Employment Commencement Date (or Reemployment Commencement Date, as the case may be) if such separation is 12 consecutive months or less in duration.

(2) Termination/Reemployment. If an Employee terminates employment and is reemployed within 12 months or less after his or her Employment Termination Date, his or her Years of Service shall be determined by including the period of time between his or her Employment Termination Date and the date of his or her reemployment. Except as provided in § 3.55(c) and (d) if an Employee terminates employment and is reemployed more than 12 months after his or her Employment Termination Date, his or her Years of Service shall be determined by aggregating the service in each completed period of employment in accordance with the rules set forth below:

(i) Full Years — First, determine the number of completed 12 consecutive month periods within each period of employment.

(ii) Extra Months — Next, determine the number of completed months within each period of employment in excess of full years of employment in each such period and aggregate such months into additional full years of employment on the basis that each month taken into account shall be considered as 1/12 of a year. For this purpose, employment from the anniversary of an Employment Commencement Date (or Reemployment Commencement date, as the case may be) to the immediately preceding date in the next succeeding month will be treated as a completed month of employment.

(iii) Excess Days — Next, determine the number of days of employment within each period of employment in excess of completed months of employment and aggregate those additional days into additional months on the basis that 30 days of such employment equals one month.

(b) Temporary, Summer or Part-Time Casual Participation Requirement. For purposes of determining whether an Eligible Employee who is classified as a temporary, summer of part-time casual employee has satisfied the Participation Requirement, a Year of Service is a 12-month period beginning on such Eligible Employee’s Employment Commencement Date or Reemployment Commencement Date, if § 4.2(a) is applicable (or any subsequent 12-month period beginning on any anniversary of such Employment commencement Date or Reemployment Commencement Date) during which such Eligible Employee completes at least 1,000 Hours of Service and such Eligible Employee shall not complete such Year of Service until the last day of the applicable 12-month period.

(c) Service Prior to Age 18. No period of employment completed by an Employee before he or she reaches age 18 shall be taken into account in calculating his or her Years of Service.

(d) Service With Affiliates and Other Entities. Except as set forth in section 3.55(e) and (f), no period of employment which an individual completes as an employee of any other organization whatsoever shall be taken into account under the Plan unless such organization is an Affiliate; provided, that service with an organization prior to the time the organization became an Affiliate or after the organization ceases to be a Affiliate may be recognized if the documents governing the acquisition or disposition of such organization require such recognition. Employment by an Affiliate which is not an Employer shall be taken into account solely for purposes of (i) determining such individual’s Years of Service for eligibility to participate in the Plan and vesting purposes and (ii) determining when such person has retired or otherwise terminated his or her employment to the same extent it would have had such service been as an Employee of an Employer.

(e) Qualified Military Service. A Participant who is absent from employment on account of qualified military service (as defined in section 414(u)(5) of the Code) and who is entitled to reemployment rights under the Uniformed Service Employment and Reemployment Rights Act of 1994 shall be credited with Years of Service for vesting and participation purposes under the Plan for the period of his or her qualified military service.

(f) Service as a Leased Employee for Participation and Vesting. If an individual who performed services as a leased employee (within the meaning of section 414(n)(2) of the Code) of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which the individual performed services as a leased employee of an Employer or an Affiliate shall be taken into account solely for the purposes of determining such Employee’s Years of Service for eligibility to participate in the Plan and vesting purposes to the same extent such period would have been taken into account had such service been performed as an Employee. Notwithstanding the foregoing sentence, this section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code.

ARTICLE  IV

PARTICIPATION

      4.1.  General Rule. Each Eligible Employee who was a Participant in this Plan immediately prior to the Effective Date shall be a Participant in this Plan as of the Effective Date. Each other Eligible Employee shall become a Participant with respect to Before-Tax Contributions, Regular Matching Contributions or Profit Sharing Contributions on the first Entry Date which immediately follows or is coincident with the date he or she satisfies the applicable Participation Requirement for such contribution.

      4.2.  Reemployment Rule.

(a) Before Satisfaction of Participation Requirement. If an Employee terminates employment before he or she satisfies the Participation Requirement and he or she is thereafter reemployed as an Eligible Employee after incurring a Break in Service, he or she shall become a Participant on the first Entry Date which immediately follows or is coincident with the date he or she satisfies the applicable Participation Requirement based on his or her Reemployment Commencement Date.

(b) After Satisfaction of Participation Requirement but Before Becoming a Participant. If an Employee terminates employment after he or she satisfies the Participation Requirement but before he or she becomes a Participant and he or she is thereafter reemployed as an Eligible Employee, he or she shall become a Participant on the later of (a) the Entry Date on which he or she would have been eligible to participate under § 4.1 had he or she not terminated employment or (b) the first Entry Date after his or her reemployment.

(c) After Becoming a Participant. If a Participant terminates employment and he or she is thereafter reemployed as an Eligible Employee, he or she shall resume participation on the first Entry Date beginning after his or her reemployment on which he or she is an Eligible Employee.

      4.3.  Change in Employment Status or Transfer From an Affiliate. If an individual who is not a Participant shall become an Eligible Employee because of a change in employment status or because of his or her transfer of employment to an Employer from an Affiliate which is not an Employer, such individual shall become a Participant on the later of (i) the date of such change or transfer and (ii) the first Entry Date coincident with or following his or her satisfaction of the Participation Requirement.

      4.4.  Information. As a precondition to participation in this Plan, each Eligible Employee shall complete and deliver an Election Form to the Plan Sponsor which sets forth such information as the Plan Sponsor deems necessary for the orderly administration of this Plan.

ARTICLE V

CONTRIBUTIONS AND ACCOUNTS

      5.1.  Before-Tax Contributions.

(a) Percentage. Subject to the rules set forth in § 5.1, and in §§ 5.2 and 5.6, each Participant may elect to defer any whole percentage of his or her Compensation payable each pay period which is not in excess of the Maximum Deferral Percentage.

(b) Payroll Deductions. All contributions described in § 5.1(a) shall be made exclusively through payroll withholding, and such contributions shall be transferred by an Employer to the Trustee as soon as practicable after the end of the payroll period from which such contributions are withheld.

(c) Account Credits and Vesting. Subject to the limitations under § 5.6, any Before-Tax Contributions received by the Trustee on behalf of each Participant since the immediately preceding Valuation Date shall be credited to his or her Before-Tax Account as soon as administratively practicable. Subject to investment gains and losses, a Participant’s interest in contributions which are credited to his or her Before-Tax Account shall be fully vested.

(d) Make Up of Before-Tax Contributions for Reemployed Veterans. A Participant who is absent from employment on account of qualified military service (as defined in section 414(u)(5) of the Code) and is entitled to reemployment rights under the Uniformed Service Employment and Reemployment Rights Act of 1994 shall have the right to make Before-Tax Contributions under the Plan (“Make Up Deferrals”) for his or her period of qualified military service. Such Participant may elect to make such Make Up Deferrals during the period beginning on the date of such Participant’s reemployment and ending on the earlier of:

(i) the end of the period equal to the product of three and such Participant’s period of qualified military service, and

(ii) the fifth anniversary of the date of such reemployment. Such Participant shall not be permitted to contribute Make Up Deferrals to the Plan in excess of the amount which the Participant could have elected to have made under the Plan in the form of Before-Tax Contributions if the Participant had continued in employment with his or her Employer during such period of qualified military service. Such Participant shall be deemed to have earned “Compensation” equal to the Compensation such Participant would have received during the period of qualified military service but for his or her absence due to qualified military service. If the Compensation the Participant would have received during such period is not reasonably certain, the Participant’s Compensation for his or her period of qualified military service shall be based on the Participant’s Compensation during the 12-month period (or, if shorter, the period of employment) immediately preceding the qualified military service. Earnings and losses on such Make Up Deferrals shall be credited as required by law. The manner in which a Participant may elect to make Make Up Deferrals pursuant to this subsection (d) shall be prescribed by the Plan Sponsor.

      5.2.  Election Rules.

(a) Initial Election For Participants Hired On or After January 1, 1999. Subject to the rules set forth in this § 5.2 and in §§ 5.1 and 5.6, each Participant hired on or after January 1, 1999 shall be deemed to have elected to defer 3% of his or her Compensation payable each pay period, effective as of the first Entry Date following his or her satisfaction of the applicable Participation Requirement, unless the Participant elects otherwise prior to such Entry Date in the time and manner prescribed by the Plan Sponsor. If a Participant who elects not to make Before-Tax Contributions to the Plan in accordance with the foregoing sentence desires to begin making Before-Tax Contributions to the Plan after the Entry Date following his or her satisfaction of the applicable Participation Requirement, such Participant’s initial election shall be effective as of the first Entry Date following the date he or she timely delivers a properly completed Election Form to the Plan Sponsor. An election shall remain in effect until revised or revoked.

(b) Initial Election For Participants Hired Before January 1, 1999. For a Participant who was hired on or before January 1, 1999, his or her initial election under § 5.1 for any period of employment shall be effective as of the first Entry Date on or after the later of (1) the date he or she timely delivers a properly completed Election Form to the Plan Sponsor or (2) the date he or she satisfies the Participation Requirement in § 3.41. An election shall remain in effect until revised or revoked.

(c) Revised Election. An election, once effective, only can be revised by a Participant in accordance with written procedures established by the Plan Sponsor.

(d) Revocation of Election. A Participant shall have the right to revoke an election to make Before-Tax Contributions at any time during a Plan Year, and any revocation of such an election shall become effective as soon as practicable after the Participant properly completes and delivers the related Election Form to the Plan Sponsor.

(e) Resumption After Revocation. An Eligible Employee who has revoked an election to make Before-Tax Contributions may elect to resume making Before-Tax Contributions in accordance with § 5.1 effective for the first pay period which begins at least 90 days after the date his or her revocation became effective, provided that the Eligible Employee timely delivers a properly completed Election Form to the Plan Sponsor.

(f) Timeliness and Election Procedures. The Plan Sponsor from time to time shall establish and shall communicate in writing to Participants such reasonable deadlines, rules and procedures for making the elections described in this Plan as the Plan Sponsor in its absolute discretion deems appropriate under the circumstances for the proper administration of this Plan.

(g) Plan Sponsor Action. The Plan Sponsor shall have the right at any time unilaterally to reduce the contribution which an Eligible Employee elected to be made on his or her behalf if the Plan Sponsor acting in its absolute discretion determines that such reduction might be necessary to satisfy the limitations of § 5.6.

      5.3.  Regular Matching Contributions and Forfeitures.

(a) Amount. Subject to the rules set forth in this § 5.3 and § 5.6, the Plan Sponsor shall make a Regular Matching Contribution on behalf of each Employer from Earnings and Profits of all Employers for the preceding calendar quarter. Such Regular Matching Contribution shall be made on behalf of each Eligible Employee for each pay period beginning on or after the applicable Entry Date after he or she has met the Participation Requirement with respect to Regular Matching Contributions and shall be equal to 50 percent of the Matched Deferrals contributed on the Participant’s behalf for the pay period.

The normal form of Regular Matching Contributions shall be in cash, provided that the Plan Sponsor, in its sole discretion, may make any Regular Matching Contribution in shares of Lanier Stock.

(b) Forfeitures. Forfeitures shall be applied to restore Account balances in accordance with § 6.4(c) or § 6.5, to pay expenses of the Plan or to reduce the amounts which the Plan Sponsor contributes to the Plan in the form of Regular Matching Contributions, Discount Contributions, or Profit Sharing Matching Contributions. Forfeitures will be exhausted annually.

(c) Timing. The Regular Matching Contribution shall be made as soon as practicable after the Before-Tax Contribution is credited to the Participant’s Before-Tax Account, but no less frequently than quarterly.

(d) Insufficient Earnings and Profits. If the Employers have insufficient Forfeitures and Earnings and Profits for the preceding calendar quarter to make the full contribution called for under § 5.3(a), the Plan Sponsor may, in its sole discretion, make no contribution or a smaller contribution for that calendar quarter.

(e) Account Credits and Vesting. The Regular Matching Contributions made on behalf of each Participant shall be credited by, or at the direction of, the Plan Sponsor to his or her Regular Matching Account as of the date as of which such contribution is made. A Participant’s vested interest in the Regular Matching Contributions (and in the investment gains and losses allocable to such contributions) credited to his or her Regular Matching Account shall be determined under § 6.4.

(f) Make Up of Employer Matching Contributions. A Participant who makes Make Up Deferrals as described in § 5.1(d) shall be entitled to an allocation of matching contributions (“Make Up Matching Contributions”) in an amount equal to the amount of Regular Matching Contributions which would have been allocated to the Account of such Participant under the Plan if such Make Up Deferrals had been made in the form of Before-Tax Contributions during the period of such Participant’s qualified military service (as determined pursuant to section 414(u) of the Code). The amounts necessary to make such allocation of Make Up Matching Contributions shall be derived from Forfeitures not yet applied towards Regular Matching Contributions for the Plan Year in which the Make Up Matching Deferrals are made, and if such Forfeitures are not sufficient for this purpose, then the Participant’s Employer shall make a special contribution which shall be utilized solely for purposes of such allocation.

The Plan shall not be treated as failing to satisfy the nondiscrimination rules of subsections (d) and (e) of § 5.6 of the Plan (relating to sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any make up contributions made by a Participant or an Employer pursuant to this Section.

      5.4.  Profit Sharing Matching Contributions.

(a) In General. Subject to the rules set forth in this § 5.4 and § 5.6, the Plan Sponsor may, in its sole discretion, make a discretionary Profit Sharing Matching Contribution on behalf of each Employer from Earnings and Profits of all Employers for the Plan Year. Such Profit Sharing Matching Contribution, if any, shall be a uniform percentage of the Matched Deferrals contributed on behalf of each Eligible Employee beginning on or after the applicable Entry Date after he or she has met the Participation Requirement with respect to Profit Sharing Matching Contributions. The percentage will be determined by the Plan Sponsor, in its sole discretion, based upon the attainment of such performance goals or profitability measures as the Plan Sponsor, deems appropriate. The Plan Sponsor shall communicate information in writing on the Profit Sharing Matching Contributions to all Participants who are Eligible Employees.

The normal form of Profit Sharing Matching Contributions shall be in cash, provided that the Plan Sponsor, in its sole discretion, may make any Profit Sharing Matching Contribution in shares of Lanier Stock.

(b) Timing. The Profit Sharing Matching Contribution shall be made as soon as practicable after the Plan Year to which it is attributable.

(c) Account Credits and Vesting. The Profit Sharing Matching Contribution made on behalf of each Participant, if any, shall be credited by, or at the direction of, the Plan Sponsor to his or her Profit Sharing Matching Account as of the date as of which such contribution is made. A Participant’s vested interest in the Profit Sharing Matching Contributions (and in the investment gains and losses allocable to such contributions) credited to his or her Profit Sharing Matching Account shall be determined under § 6.4.

      5.5.  Discount Contributions

(a) Description. The Plan Sponsor, in its discretion, may allow all or any portion of a Participant’s Before-Tax Contributions, Regular Matching Contributions and Profit Sharing Matching Contributions to be invested in Lanier Stock at a discount from its fair market value on the date of purchase by or contribution to the Plan. If the Plan Sponsor permits such contributions to be invested in Lanier Stock at a discount, the Plan Sponsor shall first determine the percentage of the fair market value of Lanier Stock (less than 100%) at which Lanier Stock can be “purchased” for the Participant’s Account (for example,

85% of fair market value) (the “discount percentage”). The amount of contributions to be invested in Lanier Stock at a discount will be divided by the discount percentage to determine the dollar value of Lanier Stock that will be allocated to the Participant’s Account (the “full price amount”). The difference between the full price amount and the amount of contributions invested in Lanier Stock is the “dollar value of the discount.” The Plan Sponsor will make a contribution equal to the dollar value of the discount or alternatively, if the Plan Sponsor contributes Lanier Stock to the Plan, the Plan Sponsor will contribute shares of Lanier Stock, the fair market value of which will be equal to the dollar value of the discount for each Participant electing to invest in Lanier Stock at a discount. The Trustee shall purchase Lanier Stock from the Plan Sponsor or in the open market.

(b) Account Credits. The dollar value of the discount (as described in § 5.5(a)) allocable to any Participant will be credited to his or her Stock Discount Account. Alternatively, if the Plan Sponsor contributes shares of Lanier Stock in lieu of cash, a number of shares equal to the dollar value of the discount will be credited to such Participant’s Stock Discount Account.

(c) Treatment For Purposes of sections 401(k) and 401(m) of the Code. The dollar value of the discount will be treated as a matching contribution as described in section 401(m) of the Code for all purposes under this Plan.

      5.6.  Limitation on Allocations.

(a) General Rule. The contributions made under §§ 5.1, 5.3, 5.4 and 5.5 and the crediting of such contributions to a Participant’s Account shall be subject to limitations, applied in the following order:

(b) Statutory Limitations on Contributions.

(1) General Rule. The Plan Year shall be the “limitation year.” For any Plan Year, the sum of the amounts (including any Forfeitures) which are allocated to a Participant’s Account for such Plan Year as Matching Contributions, Before-Tax Contributions, QMACs (as defined in § 5.6(d)(6)), and QNECs (as defined in § 5.6(d)(6)) when added to the contributions which are treated under § 5.6 (b)(2) as made on behalf of such Participant under this Plan shall not exceed the lesser of (i), (ii) or (iii), where

“(i)” equals 25% of the Participant’s Compensation for such Plan Year,
“(ii)” equals $30,000, as adjusted as of the first day of each Plan Year, to equal the inflation adjusted figure, if any, as set by the Internal Revenue Service for the calendar year which includes the last day of such Plan Year, and
“(iii)” equals such amount as the Plan Sponsor deems necessary or appropriate to satisfy the requirements of section 415 of the Code (including any applicable transition rules) taking into account the coordination rules of 5.6(b)(2) and the correction provisions of § 5.6(b)(3).

(2) Coordination.

(i) If for any Plan Year a contribution is made on behalf of a Participant for such year under any other defined contribution plan maintained by an Affiliate, such contribution shall be treated under this § 5.6(b) as made under this Plan.

(ii) For Plan Years beginning before July 1, 2000, if a defined benefit plan is adopted or maintained by an Employer or an Affiliate under which a benefit is accrued on behalf of a Participant, any adjustment required to satisfy the requirements of section 415(e) of the Code as a result of his or her participation in such plan and in this Plan shall be made exclusively in such defined benefit plan.

(iii) Contributions allocated to an “individual medical benefit account” described in section 415(1) of the Code and contributions credited under a welfare benefit fund maintained by any Affiliate for any year to a reserve for post-retirement medical benefits for a Participant who is a “key Employee” within the meaning of section 416(i) of the Code shall be treated as a

Regular Matching Contribution made on his or her behalf under this Plan when, and to the extent, required under section 415 or 419A(d) of the Code.

(3) Corrections. If the Plan Sponsor determines that the contributions credited to a Participant’s Account (subject to this § 5.6) will exceed the limitations set forth in this § 5.6(b), then the Plan Sponsor shall transfer such excess from the Participant’s Account to a special suspense account. Such transfer shall be made first from the Participant’s Matching Contributions and lastly from his or her Before-Tax Contributions. Transfers of Matching Contributions to such suspense account shall be applied as a forfeiture in the next Plan Year (and in each succeeding Plan Year if necessary). Any suspense account established under this § 5.6(b) shall not be subject to adjustment for investment gains or losses and the balance of an such account shall be returned to the Plan Sponsor in the event this Plan is terminated before the date such account has been so applied in its entirely. Excess Before-Tax Contributions shall be returned to the Participant.

(c) Individual Dollar Limit.

(1) This Plan. The sum of a Participant’s Before-Tax Contributions and his or her “elective deferrals” (within the meaning of section 402(g) of the Code) under any plan maintained by an Affiliate shall not exceed the dollar limit prescribed by section 402(g) of the Code (as adjusted for cost of living increases in accordance with section 402(g)(5) of the Code).

(2) Other Plans. If a Participant’s aggregate Before-Tax Contributions and his or her “elective deferrals” (within the meaning of section 402(g) of the Code), if any, made under other plans or contracts exceeds the individual dollar limit described in § 5.6(c)(1) in any calendar year, such Participant may designate all or a portion of such Before-Tax Contributions made during such calendar year as Excess Deferrals.

(3) Claim. A Participant may request a refund of his or her Excess Deferrals by filing a written claim with the Plan Sponsor on or before March 1 of the immediately following calendar year in accordance with section 402(g) of the Code and such reasonable administrative rules as may be established by the Plan Sponsor from time to time. A Participant’s claim must specify the dollar amount of the Participant’s Excess Deferrals for the preceding calendar year and shall include his or her certification that if such amounts are not distributed to him or her, such Excess Deferrals, when added to his or her elective deferrals made under other plans or contracts will exceed the individual dollar limit for the calendar year for which the Before-Tax Contributions were made.

(4) Determination of Investment Gain or Loss. Excess Deferrals shall be adjusted for investment gain or loss as determined by the Plan Sponsor in accordance with section 402(g) of the Code and the related regulations but will not be adjusted for investment gain or loss for the period between the end of the Plan Year and the date the Excess Deferrals are distributed.

(5) Distribution of Excess Deferrals. Notwithstanding any other provision of this Plan, Excess Deferrals, adjusted to reflect any investment gain or loss allocable to such Excess Deferrals, shall be distributed no later than April 15 of any calendar year to those Participants who request a refund in accordance with the claims procedure set forth in this § 5.6(c). In no event shall a Participant receive from the Plan a distribution which exceeds either the Participant’s total Before-Tax Contributions made under the Plan for the calendar year to which such Excess Deferrals relate or the balance credited to his or her Before-Tax Account as of the Valuation Date immediately preceding such April 15.

(6) Forfeiture of Related Match. A Participant shall not be entitled to any Matching Contributions attributable to Before-Tax Contributions refunded as Excess Deferrals and any such Matching Contributions credited to his or her Account shall be treated as a Forfeiture as of the date of such distribution without regard to whether his or her interest in his or her Profit Sharing Matching Account or Regular Matching Account or Stock Discount Account otherwise was nonforfeitable.

(d) Limitations on Before-Tax Contributions for Highly Compensated Participants.

(1) General. The Average Deferral Percentage for Highly Compensated Participants for a Plan Year shall not exceed the greater of (i) and (ii), where:

“(i)” is the Average Deferral Percentage for Nonhighly Compensated Participants for such Plan Year multiplied by 1.25; and

“(ii)” is the lesser of (A) the Average Deferral Percentage for Nonhighly Compensated Participants for such Plan Year multiplied by 2, or (B) the Average Deferral Percentage for Nonhighly Compensated Participants plus 2 percentage points, or such smaller number of percentage points as may be prescribed by the Secretary of the Treasury.

(2) Other Plan or Arrangements. For purposes of this § 5.6(d), the Deferral Percentage for any Highly Compensated Participant for the Plan Year who is eligible to have elective deferrals allocated to his or her account under two or more plans or arrangements described in section 401(k) of the Code that are maintained by an Employer or an Affiliate shall be determined as if all such contributions were made under this Plan. Further, if this Plan satisfies the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this § 5.6(d) shall be applied by determining the Deferral Percentage of each Participant as if all such plans were a single plan.

(3) Calculation and Distribution of Excess Contributions. If the Plan Sponsor determines that there are Excess Contributions for a Plan Year, then the Excess Contributions (and income allocable thereto) shall be distributed to certain Highly Compensated Participants before the end of the immediately following Plan Year as required under section 401(k)(8) of the Code. The amount of any income allocable to any Before-Tax Contributions to be so distributed shall be determined pursuant to regulations under the Code.

The amount of Excess Contributions shall be determined in the following manner. The Deferral Percentage of the Highly Compensated Participant(s) with the highest Deferral Percentage shall be reduced by a percent (or in the case of more than one such Highly Compensated Participant, a pro rata portion of such percent) equal to the lesser of (i) the amount required to cause the Deferral Percentage of such Highly Compensated Participant(s) to equal the Deferral Percentage of the Highly Compensated Participant with the next highest Deferral Percentage and (ii) the amount which would cause the Plan to satisfy § 5.6(d)(1) for the relevant Plan Year. If the Deferral Percentage test is not satisfied after reducing the Deferral Percentage of the Highly Compensated Participant(s) with the highest Deferral Percentage, then the Deferral Percentages of the remaining Highly Compensated Participants shall be ranked in descending order, from the next highest Deferral Percentage to the lowest, and each such Deferral Percentage shall be reduced, in descending order, until the Deferral Percentage test is satisfied. The percent by which each Deferral Percentage is so reduced is then multiplied by the Compensation of Highly Compensated Participant(s) to whom such Deferral Percentage relates, and the resulting amounts are added together to determine the total amount of the Excess Contributions.

The portion of the Excess Contributions to be distributed to a Highly Compensated Participant shall be determined in the following manner. The Highly Compensated Participant(s) with the highest dollar amount of Before-Tax Contributions shall receive an amount (if there is more than one such Highly Compensated Participant, a pro rata share of such amount) equal to the lesser of (i) the Excess Contributions and (ii) the portion of the Excess Contributions equal to the excess of such Before-Tax Contributions made on the behalf of such Highly Compensated Participant(s) over the Before-Tax Contributions made on behalf of the Highly Compensated Participant(s) with the next highest dollar amount of such Before-Tax Contributions. The steps described in the foregoing sentence shall be repeated by identifying the amount of Before-Tax Contributions to be distributed to each successive Highly Compensated Participant with the next highest dollar amount of such

Before-Tax Contributions until the Excess Contributions are exhausted. The amount of Before-Tax Contributions to be distributed under this § 5.6(d)(3) with respect to a Highly Compensated Participant for any Plan Year shall be reduced by any Excess Deferrals previously distributed to such Participant for the calendar year ending with or within such Plan Year pursuant to § 5.6(c).

(4) Determination of Investment Gains or Losses. Excess Contributions shall be adjusted for investment gain or loss as determined by the Plan Sponsor in accordance with section 401(k) of the Code but will not be adjusted for investment gains or losses for the period between the end of the Plan Year and the date Excess Contributions are distributed.

(5) Forfeiture of Related Match. A Participant shall not be entitled to any Matching Contribution attributable to Before-Tax Contributions distributed as Excess Contributions and the portion of each affected Highly Compensated Participant’s Matching Contribution which is attributable to such distribution shall be treated as a Forfeiture as of the date of such distribution.

(6) Qualified Matching Contribution and Qualified Nonelective Contribution. To the extent permitted by section 401(k)(3) of the Code, if the Plan Sponsor in lieu of distributing Excess Contributions (or in lieu of distributing any part of such Excess Contributions) so elects in the exercise of its absolute discretion, the Plan Sponsor may cause an additional contribution to be made to the Plan on behalf of some or all Nonhighly Compensated Participants in an amount which will result in satisfying the requirements of § 5.6(d)(1) for such Plan Year (to the extent such requirements are not satisfied through the distribution of Excess Contributions to Highly Compensated Participants). Such additional contribution (i) shall be a “qualified matching contribution” within the meaning of section 401(k)(3)(D)(ii)(I) of the Code (“QMACs”), a “qualified nonelective contribution” within the meaning of section 401(k)(3)(D)(ii)(II) (“QNECs”) or a combination of the two and (ii) shall be allocated and credited among the Before-Tax Accounts of such Nonhighly Compensated Participants as the Plan Sponsor deems necessary or appropriate to satisfy the limitations of this § 5.6(d). The Plan Sponsor shall not be required to allocate QMACs or QNECs to each Nonhighly Compensated Participant and may require employment as an Eligible Employee on the last day of such Plan Year as a condition to receiving an allocation.

(e) Limitations on Matching Contributions for Highly Compensated Participants.

(1) General. The Average Contribution Percentage for Highly Compensated Participants for such Plan Year shall not exceed the greater of:

(i) the Average Contribution Percentage for Nonhighly Compensated Participants for such Plan Year multiplied by 1.25, and

(ii) the lesser of (A) the Average Contribution Percentage for Nonhighly Compensated Participants for such Plan Year multiplied by 2, and (B) the Average Contribution Percentage for Nonhighly Compensated Participants plus 2 percentage points, or such smaller number of percentage points as prescribed by the Secretary of the Treasury.

(2) Other Plan or Arrangements. For purposes of this § 5.6(e), the Contribution Percentage for any Highly Compensated Participant for the Plan Year who is eligible to have “employee contributions” (within the meaning of section 401(m) of the Code), or “matching contributions” (as described in section 401(m)(4) of the Code) allocated to his or her account under two or more plans or arrangements described in section 401(a) or 401(k) of the Code that are maintained by an Employer or an Affiliate shall be determined as if all such contributions were made under this Plan.

Further, if this Plan satisfies the requirements of sections 401(a)(4) and 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 401(a)(4) and 410(b) of the Code only if aggregated with this Plan, then this § 5.6(e) shall be applied by determining the Contribution Percentages of each Participant as if all such plans were a single plan.

(3) Calculation and Distribution of Excess Aggregate Contributions. If the Plan Sponsor determines that there are Excess Aggregate Contributions for a Plan Year, then the Excess Aggregate Contributions (and income allocable thereto) shall be forfeited (if otherwise forfeitable under § 6.4) or distributed (if not so forfeitable) to certain Highly Compensated Participants before the end of the immediately following Plan Year as required under section 401(m)(6) of the Code. The amount of any income allocable to any Matching Contributions to be so forfeited or distributed shall be determined pursuant to Regulations.

The amount of Excess Aggregate Contributions shall be determined in the following manner. The Contribution Percentage of the Highly Compensated Participant(s) with the highest Contribution Percentage shall be reduced by a percent (or in the case of more than one such Highly Compensated Participant, a pro rata portion of such percent) equal to the lesser of (i) the amount required to cause the Contribution Percentage of such Highly Compensated Participant(s) to equal the Contribution Percentage of the Highly Compensated Participant with the next highest Contribution Percentage and (ii) the amount which would cause the Plan to satisfy § 5.6(e)(1) for the relevant Plan Year. If the Contribution Percentage test is not satisfied after reducing the Contribution Percentage of the Highly Compensated Participant(s) with the highest Contribution Percentage, then the Contribution Percentages of the remaining Highly Compensated Participants shall be ranked in descending order, from the next highest Contribution Percentage to the lowest, and each such Contribution Percentage shall be reduced, in descending order, until the Contribution Percentage test is satisfied. The percent by which each Contribution Percentage is so reduced is then multiplied by the Compensation of Highly Compensated Participant(s) to whom such Contribution Percentage relates, and the resulting amounts are added together to determine the total amount of the Excess Aggregate Contributions. The portion of the Excess Aggregate Contributions to be forfeited or distributed to a Highly Compensated Participant shall be determined in the following manner. The Highly Compensated Participant(s) with the highest dollar amount of Matching Contributions shall be allocated an amount to be forfeited or distributed (if there is more than one such Highly Compensated Participant, a pro rata share of such amount) equal to the lesser of (i) the Excess Aggregate Contributions and (ii) the portion of the Excess Aggregate Contributions equal to the excess of such Matching Contributions made on the behalf of such Highly Compensated Participant(s) over the Before-Tax Contributions made on behalf of the Highly Compensated Participant(s) with the next highest dollar amount of Matching Contributions. The steps described in the foregoing sentence shall be repeated by identifying the amount of Matching Contributions to be allocated to each successive Highly Compensated Participant with the next highest dollar amount of Matching Contributions until the Excess Aggregate Contributions are exhausted. The amount of Matching Contributions to be distributed under this 5.6(e)(3) with respect to a Highly Compensated Participant for any Plan Year shall be reduced by any Excess Deferrals previously distributed to such Participant for the calendar year ending with or within such Plan Year pursuant to § 5.6(c).

(4) Qualified Nonelective Contribution and Use of Elective Deferrals. To the extent permitted by section 401(m)(3) of the Code, if the Plan Sponsor in lieu of distributing Excess Aggregate Contributions (or in lieu of distributing any part of such Excess Aggregate Contributions) so elects in the exercise of its absolute discretion, the Plan Sponsor may (i) cause QNECs (as defined in § 5.6(d)(6)) to be made to the Plan on behalf of some or all Nonhighly Compensated Participants or (ii) cause Before-Tax Contributions to be used in determining the Contribution Percentage for some or all Nonhighly Compensated Participants or (iii) any combination of (i) or (ii) in an amount which will result in satisfying the requirements of § 5.6(e)(1) for such Plan Year (to the extent such requirements are not satisfied through the distribution of Excess Aggregate Contributions to Highly Compensated Participants). QNECs shall be allocated and credited among the Before-Tax Accounts of such Nonhighly Compensated Participants as the Plan Sponsor deems necessary or appropriate to satisfy the limitations of this § 5.6(e). The Plan Sponsor shall not be required to allocate QNECs to each Nonhighly Compensated Participant and may require employment as an Eligible Employee on the last day of such Plan Year as a condition to receiving an allocation. QNECs and Before-Tax Contributions that are used to satisfy the limitations of § 5.6(e)(1) shall not be applied to satisfy the limitations of § 5.6(d)(1).

(f) Multiple Use Limit. The Plan Sponsor shall take whatever action is required to prevent the multiple use of the alternative test described in § 5.6(d)(1)(ii) for Before-Tax Contributions and in § 5.6(e)(1)(ii) for Matching Contributions in the same Plan Year to the extent required under section 401(m) of Code. The Plan Sponsor shall reduce the Before-Tax Contributions made on behalf of Highly Compensated Participants (in the manner described in § 5.6(d)(3)) so that the multiple use limit is not exceeded. Any such reduction shall be treated as an Excess Aggregate Contribution.

(g) Limitations on Deductibility. The sum of the Matching Contributions and Before-Tax Contributions allocated to Participants’ Accounts for any taxable year shall not exceed the amount allowable as a deduction for such taxable year for federal income tax purposes for contributions to this Plan.

(h) Withholding Obligations and Account Balance. Any distributions to a Participant from his or her Before-Tax Account, Stock Discount Account, Profit Sharing Matching Account or Regular Matching Account which are required under §5.6 shall not exceed the value (as of the date of such distribution) of such subaccount, and the amount of any such distributions shall be reduced as the Plan Sponsor deems necessary or appropriate to satisfy any applicable tax withholding requirements with respect to such distributions.

(i) Allocation Corrections. If an error or omission is discovered in any Account, the Plan Sponsor shall make an appropriate equitable adjustment in order to remedy such error or omission as of the Plan Year in which the error or omission is discovered.

      5.7.  Rollover Accounts. An Eligible Employee may establish a Rollover Account, with the consent of the Plan Sponsor or its delegate. An Eligible Employee may only contribute amounts to a Rollover Account which are eligible rollover distributions within the meaning of section 402(c)(4) of the Code. Eligible rollover distributions are defined as (1) funds that the Participant elects to directly transfer either from another plan that is tax-qualified as described in section 401(a) of the Code or from a tax-qualified annuity plan described in section 403 of the Code, less any after-tax amount considered contributed to such plan by the Participant as determined under section 402(d)(4)(d)(i) of the Code, and (2) funds previously distributed from such a tax-qualified plan that were contributed to a “conduit” individual retirement account or annuity. Any such eligible rollover distribution must be transferred to the Plan within 60 days of the Participant’s receipt thereof unless the Participant elects to directly transfer such distribution pursuant to subsection (1) above. A Participant may be required to establish that the transfer of amounts into a Rollover Account will not create adverse consequences for the Plan or Trust. Amounts in a Rollover Account shall be held by the Trustee and invested and distributed in accordance with the provisions of this Plan. A Participant’s Rollover Account is fully vested at all times and subject to investment direction by the Participant; provided, however, that a Participant may not invest his or her Rollover Account in Lanier Stock.

      5.8.  Account Investments. The Trustee at the direction of the Plan Sponsor shall establish at least three separate investment funds within the Trust Fund, and such funds as in effect from time to time shall be described in the summary plan description for this Plan or in such other materials as the Plan Sponsor furnishes from time to time to Participants. Participants shall direct the investment of their Accounts in accordance with the following rules:

(a) Each election shall be made in accordance with the applicable procedures of the Plan Sponsor.

(b) No more than one change of election may be made on each business day of the Trustee with respect to each of a Participant’s current Before-Tax, Regular Matching, Stock Discount and Profit Sharing Matching Accounts balance, one change with respect to a Participant’s Rollover Account or one change with respect to future amounts to be credited to his or her Before-Tax, Regular Matching, Stock Discount and Profit Sharing Matching Accounts, or any combination of such changes.

(c) A Participant’s election with respect to his or her Account balance as of the preceding Valuation Date may be made in one percent increments of such balance, and a participant’s election with respect to future contributions credited to his or her Account after such Valuation Date shall be made in one percent increments of such contributions (or such other increments as the Plan Sponsor may prescribe from time to time to time).

(d) An election shall be effective on the same day if received before 4:00 p.m., Eastern Standard Time or Eastern Daylight Time, as the case may be, on a business day, and otherwise shall be effective on the next business day.

(e) The investment gains and losses attributable to Before-Tax Contributions, Matching Contributions and Rollover Contributions which are invested in each investment fund within the Trust Fund shall be determined by, or at the direction of, the Plan Sponsor as of each Valuation Date, and such investment gains and losses shall (after deductions for expenses, if any) be credited to each Account as of such Valuation Date in the same proportion that the balance to such account in such fund as of such Valuation Date bears to the balance of all Accounts in such fund as of such Valuation Date. For purposes of crediting investment gains and losses as of any Valuation Date, the balance of an Account shall be determined before crediting any Before-Tax Contributions or Matching Contributions which are to be credited to such account as of such Valuation Date.

      5.9.  Special Rules Concerning Investment in Lanier Stock. Notwithstanding any other provision is to the contrary, the following rules shall apply to investments in Lanier Stock.

(a) Availability. The Plan Sponsor may direct that all or a portion of the Regular Matching Contribution or the Profit Sharing Matching Contribution be invested in Lanier Stock. For any Plan Year, the Before-Tax Contributions invested in Lanier Stock on behalf of a Participant in each Plan Year shall equal no more than one percent of the Participant’s Compensation for such Plan Year. An election to invest in Lanier Stock shall take effect as soon as administratively feasible after the election is received.

(b) Restrictions on Transfers. A Participant may not transfer amounts from other investment funds to Lanier Stock. Any contributions invested in Lanier Stock must remain in Lanier Stock for a minimum of 12 months, provided that amounts so invested may be distributed to the Participant (or his or her Beneficiary) before the expiration of the 12-month period if such person is otherwise entitled to a distribution under the Plan.

(c) Dividends. A Participant’s allocable share of cash dividends (and other cash earnings) credited to Lanier Stock will be reinvested in Lanier Stock unless the Participant elects to have such cash dividends (and other cash earnings) invested among the other investment funds in accordance with procedures established by the Plan Sponsor. Dividends on Lanier Stock paid in the form of stock shall be retained in a Participant’s Account until liquidated, in the sole discretion of the Trustee. Such liquidated dividends shall be cash earnings subject to investment elections in accordance with procedures established by the Plan Sponsor. Cash dividends invested in Lanier Stock and dividends paid in the form of Lanier Stock are not subject to the 12-month holding period described in § 5.9(b).

(d) Contributions and Purchase of Lanier Stock. The normal form of contribution for amounts invested in Lanier Stock shall be in cash; provided that the Employer, in its discretion, may make the contribution in Lanier Stock, which may be contributed at a discount from fair market value. The Trustee is authorized to purchase Lanier Stock from the Plan Sponsor or in the open market, and to give effect to the discount, if any, that has been established from time to time in accordance with Section 5.5.

(e) Voting. Shares of Lanier Stock held by the Plan will be voted or tendered by the Trustee as directed by the Participants and Beneficiaries whose Accounts are invested in such stock. Any shares with respect to which no directions are received by the Trustee in a timely manner will be voted or tendered by the Trustee in the same proportion as the allocated shares are voted or tendered. The Trustee will (in an appropriate and timely manner) furnish Participants and Beneficiaries with the same information and notices as are furnished to other shareholders regarding the matters to be voted upon or the tender offer and will provide them with adequate opportunity to deliver their instructions to the Trustee. The Trustee in its discretion will determine the manner in which instructions with respect to the voting or tender of Lanier Stock will be given and any such instructions will be confidential. The proceeds of any Lanier Stock that is tendered pursuant to a tender offer shall be invested in other investment funds selected by the Participant and may not be reinvested in Lanier Stock.

      5.10.  Special Rules Concerning Harris Stock.

(a) In General. Effective as of November 5, 1999, no new investments shall be made in Harris Stock except as provided in § 5.10(b). That portion of a Participant’s Account that is invested in Harris Stock as of the Effective Date may remain invested in Harris Stock or the Participant may elect to invest all or any part of his or her Account that is so invested in Harris Stock in any other investment fund available under the Plan, including Lanier Stock, in accordance with § 5.8 of this Plan and without regard to any prior restrictions on the diversification of amounts invested in Harris Stock. Any portion of an Account that remains invested in Harris Stock on the third anniversary of the Effective Date shall automatically be liquidated and invested in another investment fund as specified by the Participant or if the Participant fails to designate another investment fund, as designated by the Plan Sponsor for this purpose.

(b) Dividends. The Participant’s allocable share of cash dividends (and other cash earnings) credited to the Harris Stock held for his or her Account will be invested among the investment funds or in Lanier Stock in accordance with procedures established by the Plan Sponsor. Dividends on Harris Stock paid in the form of stock will be liquidated and such liquidated dividends will be cash earnings that will be invested among the investment funds or in Lanier Stock in accordance with procedures established by the Plan Sponsor.

(c) Voting. Shares of Harris Stock held by the Plan will be voted or tendered by the Trustee as directed by the Participants and Beneficiaries whose Accounts are invested in such stock. Any shares with respect to which no directions are received by the Trustee in a timely manner will be voted or tendered by the Trustee in the same proportion as the allocated shares are voted or tendered. The Trustee will (in an appropriate and timely manner) furnish Participants and Beneficiaries with the same information and notices as are furnished to other shareholders regarding the matters to be voted upon or the tender offer and will provide them with adequate opportunity to deliver their instructions to the Trustee. The Trustee in its discretion will determine the manner in which instructions with respect to the voting or tender of Harris Stock will be given and any such instructions will be confidential. The proceeds of any Lanier Stock that is tendered pursuant to a tender offer shall be invested in other investment funds and may not be reinvested in Lanier Stock

      5.11.  Expenses. Expenses allocable to each Account shall be deducted from such Account in accordance with procedures established by the Plan Sponsor, and such deduction shall be shown separately on the statement of a Participant’s Account.

ARTICLE VI

PLAN BENEFITS

      6.1.  Normal Retirement Benefit. The Account of a Participant who attains Normal Retirement Age shall become fully vested no later than such date and shall be paid to him or her in accordance with Article 7 upon his or her termination of employment as an employee of all Employers and all Affiliates on or after such date. A Participant who remains an Employee after he or she reaches Normal Retirement Age shall remain eligible to continue to participate in this Plan as long as he or she is an Eligible Employee and his or her Account shall be paid in accordance with Article 7.

      6.2.  Disability Benefit.

(a) Full Vesting. The Profit Sharing Matching Account, Regular Matching Account and Stock Discount Account of a Participant whose employment with an Employer or an Affiliate is terminated by reason of his or her being disabled within the meaning of § 6.2(b) shall become fully vested on the date his or her employment is so terminated and shall be paid to him or her in accordance with § 7.1. If such former Participant recovers from his or her disability and is reemployed as an Employee, such Employee shall participate in the Plan in accordance with § 4.2 and shall become vested in any Matching Contributions credited to his or her Account after his or her reemployment based on his or her actual Years of Service in accordance with the vesting schedule set forth in § 6.4(b).

(b) Definition. A Participant shall be treated as disabled for purposes of this § 6.2 if he or she suffers a total and permanent physical or mental impairment which (1) qualifies him or her for a monthly disability insurance benefit under the United States Social Security Act, (2) which wholly prevents him or her from holding any substantially gainful employment and (3) which can be expected to result in death or to be of long continued and indefinite duration. An Eligible Employee shall not be treated as disabled for purposes of this Plan, however, if the Plan Sponsor determines that his or her disability is a result of any of the following:

(i) any injury or disease sustained by him or her while willfully participating in acts of violence, riots, civil insurrections or while committing a felony;

(ii) any injury or disease sustained by him or her while working for a person other than an Employer or any Affiliate and arising out of such work, or

(iii) any intentional, self-inflicted injury.

(c) Determination. The Plan Sponsor (or its delegate) shall have exclusive responsibility for determining whether a Participant is disabled. It may consider whether a Participant is disabled upon its own motion or upon the written request of such Participant. Any determination made by the Plan Sponsor for purposes of the Plan shall be final and conclusive.

      6.3.  Death Benefit. If a Participant dies, the vested portion of his or her Account shall be paid to his or her Beneficiary in accordance with Article 7. If the Participant was an Employee or an employee of an Affiliate on his or her date of death, his or her Account also shall become fully vested as of such date.

      6.4.  Vested Benefit.

(a) General Rule. A Participant shall be eligible for the payment of his or her Before-Tax Account, his or her Rollover Account, and the vested portion of his or her Regular Matching Account, Profit Sharing Matching Account and Stock Discount Account after the date of his or her separation from service (within the meaning of section 401(k)(2)(B) of the Code), or, if sooner upon the disposition of substantially all the assets used in a trade or business of the Participant’s Employer, or of an Employer’s interest in a subsidiary that was the Participant’s Employer (within the meaning of section 401(k)(10) of the Code). Payment of such amounts shall be made in accordance with Article 7.

(b) Vesting Schedule. Subject to § 6.4(d), the Plan Sponsor shall determine the vested portion of the Regular Matching Account, the Profit Sharing Matching Account and the Stock Discount Account of a Participant who has not attained Normal Retirement Age, become disabled as determined under § 6.2 or died in accordance with the vesting schedule set forth in this subsection. The vested portion of a Participant’s Regular Matching Account, Profit Sharing Matching Account or Stock Discount Account shall be maintained as a separate Regular Matching Account, Profit Sharing Matching Account or Stock Discount Account until distributed in accordance with Article 7. The balance, or nonvested portion, of a Participant’s Regular Matching Account, Profit Sharing Matching Account or Stock Discount Account shall be treated as a Forfeiture as of the first Valuation Date following the earlier of the date such Participant’s Regular Matching Account, Profit Sharing Matching Account or Stock Discount Account is

distributed to him or her in accordance with Article 7 or the date on which such Participant incurs five consecutive Breaks in Service.

Vested Percentage
of
Regular Matching Account,
Profit Sharing Matching Account or
Full Years of Service	Stock Discount Account

Less than 1	0%

1	20%

2	40%

3	60%

4	80%

5 or more	100%

(c) Reemployment. If a former Employee is reemployed as an Employee or an employee of an Affiliate before he or she has five consecutive Breaks in Service and any portion of his or her Regular Matching Account, Profit Sharing Matching Account or Stock Discount Account had been treated as a Forfeiture under § 6.4(b), then the Forfeiture shall be restored to his or her Regular Matching Account, Profit Sharing Matching Account or Stock Discount Account, as applicable, as of the last day of the Plan Year in which he or she is reemployed if he or she repays to the Plan an amount equal to the amount of his or her distribution from his or her Regular Matching Account, Profit Sharing Matching Account, or Stock Discount Account, as applicable, before the earlier of (a) five years after the first date on which the former Employee is reemployed by an Affiliate and (b) the date the Employee incurs five consecutive Breaks in Service following the date of distribution.

(d) Former Medquist Employees. Notwithstanding any contrary provision of this Plan, each Participant whose employment with all Employers and Affiliates terminated involuntarily as a result of the sale of Medquist Transcriptions, LTD. described in the Asset Purchase Agreement, dated April 9, 1999, by and among Medquist Transcriptions, LTD., Lanier Professional Services, Inc. and Harris Southwest Properties, Inc., shall be fully vested in his or her or her Regular Matching Account as of such termination date.

      6.5.  Forfeiture of Benefit of Missing Claimant. If the Account of a Participant becomes payable under this Article VI by reason other than his or her death and the Plan Sponsor is unable to locate such Participant or if no Beneficiary of a deceased Participant is identified and located by the Plan Sponsor, then the Plan Sponsor, in its discretion, may treat the Account of such Participant as a Forfeiture as of the last day of the Plan Year which includes the anniversary of the date the Account of such Participant first became payable or as of the last day of any subsequent Plan Year. However, if such missing Beneficiary or Participant files a written claim with the Plan Sponsor for his or her Account while this Plan remains in effect and proves his or her identity as the person then entitled to such benefit under the terms of this Plan to the satisfaction of the Plan Sponsor, the Plan Sponsor promptly shall restore his or her Account which was so treated as a Forfeiture (without regard to any allocation of any investment gains or losses) and such restored Account shall be paid to such person immediately thereafter in a lump sum. The source of such restoration shall be any Forfeitures which have not been allocated to the accounts of other Participants, or if there are insufficient amounts in this regard, through an additional contribution to the Plan by the Plan Sponsor to the extent necessary to make such restoration.

      If this Plan is terminated and the Plan Sponsor (after taking the action described in this § 6.5) cannot locate a Participant or Beneficiary, then such person shall be presumed dead and, if there is no Beneficiary for such person or such Beneficiary cannot be located, all the remaining Participants in this Plan on the date of such termination shall be treated as such person’s Beneficiary and such Account shall be divided in an equitable manner among such Participants.

      6.6.  Loans.

(a) Administration. The Plan Sponsor will be the named fiduciary responsible for the administration of the loan program under this Plan. The Plan Sponsor will establish objective nondiscriminatory written procedures for that loan program in compliance with section 2550.408b-1 of the Department of Labor regulations (“Procedures”). Those Procedures and any amendments to those Procedures, to the extent not inconsistent with the terms of this Plan, are incorporated by this reference as part of this Plan.

(b) Statutory Requirements.

(1) General. All loans made under this Plan will comply with the following requirements under section 408(b)(1) of ERISA:

(i) Each Participant or Beneficiary of a deceased Participant who is an “party-in-interest” (as defined in section § 3(14) of ERISA) may request a loan from the Plan.

(ii) Loans will be made available to Participants and Beneficiaries who are eligible for a loan on a reasonably equivalent basis.

(iii) Loans will not be made available to Highly Compensated Participants in an amount greater than the amount made available to other Employees.

(iv) Loans will be made in accordance with specific provisions regarding loans set forth in this Plan and the Procedures.

(v) Loans will bear a reasonable rate of interest.

(vi) Loans will be adequately secured.

(2) Repayments. Principal and interest on the loan must be repaid in substantially level installments with payments not less frequently than quarterly over a period of four years or less or such other period specified in the Procedures not to exceed five years or such longer period as may be permissible under section 72(p) of the Code for a loan to acquire a principal residence. The Plan Sponsor may establish other payment rules, including rules regarding a grace period and suspension of payments during unpaid leaves of absence, in the Procedures.

(3) Limitations on Amounts. The principal amount of a loan made under this Plan to a Participant or Beneficiary, together with the outstanding principal amount of any loan made under any plan maintained by an Affiliate that satisfies the requirements of sections 401 or 403 of the Code, may not exceed the lesser of

(i) 50% of that person’s vested interest in his or her Account at the time the loan is made, or

(ii) $50,000, reduced by the excess (if any) of

(A) the highest outstanding balance of any previous loans from this Plan and any other plan maintained by an Affiliate during the one-year period ending immediately before the date on which the current loan is made over

(B) the outstanding balance of the previous loans on the date on which the current loan is made.

The Plan Sponsor may establish other loan limits, including minimum loan amounts and rules regarding the subaccounts from which a loan may be made, in the Procedures.

(c) Distribution and Default. The vested Account actually payable to an individual who has an outstanding loan will be determined by reducing the vested Account balance by the amount of the security interest in the Account (if any). Notwithstanding anything to the contrary in this Plan or in the Procedures, in the event of default, foreclosure on the note and execution of the security interest in an

Account will not occur until a distributable event occurs under this Plan and interest will continue to accrue on the outstanding balance only to the extent required under applicable law.

      6.7.  Age 59 1/2. A Participant who has attained age 59 1/2 may withdraw all or any portion of his or her vested Account at any time. Payment of such amount shall be made in accordance with Article 7.

ARTICLE VII

BENEFIT DISTRIBUTION

      7.1.  Form of Payment.

(a) Small Benefit Cash-out. Except as provided in § 7.3, in any case in which a Participant’s vested interest in his or her Account (or in the event of the Participant’s death, the balance payable to his or her Beneficiary) does not exceed $5,000 (or such larger amount as may be permitted by law), the vested interest shall be paid to the Participant in a lump sum.

(b) Options. In any case in which a Participant’s vested interest in his or her Account exceeds the amount provided in § 7.1(a), the Participant (or in the event of his or her death, his or her Beneficiary) entitled to receive a distribution may elect at any time to receive payment in:

(1) an amount not greater than the balance of the Participant’s Account;

(2) substantially equal periodic installments, payable over a period of time to be elected by the Participant;

(3) a combination of (1) and (2); or

(4) a direct rollover pursuant to § 7.3.

(c) Changes Allowed. A Participant (or, in the event of death, his or her Beneficiary) may change his or her election with respect to the form of payment at any time before or after distribution of benefits commences, subject to the provisions of § 7.2.

(d) Effect of Failure to Specify an Option. If a Participant fails to file an election under this § 7.1, then his or her benefits shall be paid in a lump sum.

(e) Amounts Invested in Stock. A Participant may elect to receive any amount invested in Lanier Stock either in cash or in the form of Lanier Stock and any amount invested in Harris Stock either in cash or in the form of Harris Stock, provided that fractional shares and distribution of a de minimis amount as determined in the sole discretion of the Plan Sponsor or its delegate shall be paid in cash.

(f) Loan Balances. Any payment under this Article 7, to the extent the underlying loan obligation is not extinguished under applicable law, may include distribution of the Participant’s note which evidences a loan under 6.6.

      7.2.  Distribution Deadlines.

(a) General Rule. The payment of the vested portion of a Participant’s Account shall begin as soon as practicable after the distribution event specified in Article VI.

(b) $5,000 or Less. If the vested portion of a Participant’s Account is $5,000 (or such other amount permitted under applicable law) or less, then such vested portion automatically shall be paid to such Participant as soon as practicable after a distribution event described in Article VI.

(c) More than $5,000. If the vested portion of a Participant’s Account exceeds $5,000 (or such other amount permitted under applicable law), then distribution of such Account at any time before the Participant reaches Normal Retirement Age shall be subject to the Participant’s consent. Notwithstanding the preceding sentence, payment of the vested portion of his or her Account shall be made to him or her no later than 60 days after the end of the later of the Plan Year in which such Participant’s termination of employment occurs and the Plan Year in which the Participant attains age 65.

(d) Statutory Deadlines.

(1) Participant.

(i) Initial Distribution. Notwithstanding § 7.2(c), payment of benefits to a Participant shall commence on or before his or her “required beginning date.”

(ii) Required Beginning Date. For any Participant who reaches age 70 1/2 before January 1, 2000 or who is a 5% or more owner within the meaning of section 416 of the Code, such Participant’s “required beginning date” shall be the April 1 following the calendar year in which he or she reaches age 70 1/2. If such Participant continues in employment with an Employer after his or her “required beginning date,” then any additional amounts credited to his or her Account shall be paid to him or her each calendar year thereafter in a single sum on or before December 31 of such year.

For any participant who reaches age 70 1/2 on or after January 1, 2000 and is not a 5% or more owner within the meaning of section 416 of the Code, such Participant’s “required beginning date” shall be April 1 of the calendar year following the later of (1) the calendar year in which the Participant reaches age 70 1/2 or (2) the calendar year in which the Participant terminates employment with all Employers and Affiliates.

(iii) Latest Commencement Date. Unless the Participant files a written election to defer payments of benefits, benefits payments with respect to any Participant shall commence no later then the 60th day after the close of the Plan Year in which the latest of the following occurs:

(A) the date on which the Participant attains Normal Retirement Age; (B) the 10th anniversary of the date on which the Participant commenced participation in the Plan; and (C) the date on which the Participant terminated employment.

Failure to file an election under § 7.2(a) for payment of benefits to commence shall be deemed to be a written election to defer payment of benefits under this § 7.2(d)(1)(iii).

(iv) Maximum Duration of Distributions. Payment of a Participant’s benefit shall be made over a period not to exceed one of the following periods:

(A) the life of the Participant;

(B) the life of the Participant and the Participant’s Beneficiary;

(C) a period certain not extending beyond the life expectancy of the Participant; or

(D) a period certain not extending beyond the joint and last survivor expectancy of the Participant and his or her Beneficiary.

The amount to be distributed each year must be at least equal to the quotient obtained by dividing the Participant’s benefit by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his or her Beneficiary. Life expectancy and joint and last survivor expectancy shall be computed by the use of the return multiples contained in Treasury Regulations section 1.72-9. For purposes of this computation, a Participant’s and a spouse’s life expectancy may be recalculated annually. In the absence of an election by the Participant to have life expectancies recalculated annually, life expectancies will not be recalculated. However, the life expectancy of a Beneficiary, other than the Participant’s spouse, may not be recalculated.

(2) Beneficiary. In the event a Participant who is receiving benefits dies, the remaining balance of his or her benefits shall be distributed at least as rapidly as under the method of distribution elected by the Participant. If a Participant dies before distribution of benefits commences, the Participant’s entire interest will be distributed no later than five years after the Participant’s death, except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

(i) if any portion of the Participant’s benefit is payable to a Beneficiary, installment distributions may be made over the life or life expectancy of the Beneficiary, provided that the installments commence no later than one year after the Participant’s death, and

(ii) if the Beneficiary is the Participant’s spouse, the commencement of distributions may be delayed until the date on which the Participant would have attained age 70 1/2. If the spouse dies before payments begin, subsequent distribution shall be made as if the spouse had been the Participant.

For purposes of the foregoing, payments may be calculated by use of the return multiples specified in treasury regulation section 1.72-9. The life expectancy of a spouse or other Beneficiary shall be calculated at the time payment first commences without subsequent recalculation. Any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving souse if the amount becomes payable to the spouse when the child reaches the age of majority.

(3) Limit on Limits. All distributions under this § 7.2(d) shall be determined and made in accordance with section 409(a)(9) of the Code, including the minimum distribution incidental benefit requirement of proposed Treasury Regulation section 1.401(a)(9)-2, the provisions of which are incorporated herein by reference.

      7.3.  Direct Rollover.

(a) A Participant or “distributee” may elect at any time to have any portion of an “eligible rollover distribution” paid in a direct rollover to the trustee or custodian of an “eligible retirement plan” specified by the Participant or distributee, whichever is applicable. Payment of a direct rollover in the form of a check payable to the trustee or custodian of an eligible retirement plan, for the benefit of the Participant or distributee, may be mailed to the Participant or distributee.

(b) For Purposes of this § 7.3, the following terms shall have the following meanings;

(1) “Distributee” means a surviving spouse, or a spouse or former spouse who is an alternate payee under a “qualified domestic relations order” as defined in section 414(p) of the Code.

(2) “Eligible retirement plan” means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts an eligible rollover distribution; provided that if the distributee is a surviving spouse, an eligible retirement plan means an individual retirement account or individual retirement annuity.

(3) “Eligible rollover distribution” means any distribution of all or a portion of the Participant’s Account, but, to the extent prescribed by the Secretary of the Treasury of the United States, does not include a distribution to the extent it is required under section 401(a)(9) of the Code.

      7.4.  Claim for Benefit. Subject to § 7.2, as a condition to the payment of any benefit under this Plan, a claim for such benefit must be filed with the Plan Sponsor on the related Election Form, and all such claims (and any other claims by a Participant, former Participant or Beneficiary) shall be processed in accordance with the claims procedure established by the Plan Sponsor.

      7.5.  Mistakes. If a mistake is made in favor of a Participant or a Beneficiary in the payment of an Account, the Plan Sponsor or the Trustee (acting at the Plan Sponsor’s direction and on behalf of the Plan) shall take such action against the Participant or Beneficiary to remedy such mistake and to make the Plan whole as the Plan Sponsor deems proper and appropriate under the circumstances, and any mistake made in favor of the Plan shall promptly be corrected by, or at the direction of, the Plan Sponsor.

      7.6.  Designation of Beneficiary. Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and who may be an entity other than a natural person) to receive any distribution to be made under this Article upon the death of such Participant; provided that such designation shall not be effective if the Participant is married on the date of the Participant’s death unless such designation has been consented to by such surviving spouse in writing acknowledging the effect of such consent and witnessed by a Plan representative or a notary public, or it is established to the satisfaction of Plan Sponsor that such consent cannot be obtained because the Participant’s spouse cannot be located or because of such other circumstances as may be prescribed in Treasury Regulations. A Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change therein shall be made on the Election Form prescribed by the Plan Sponsor and shall be filed with the Plan Sponsor. If (a) no Beneficiary has been named by a deceased Participant, (b) such designation is not effective pursuant to the first sentence of this section, (c) the designated Beneficiary has predeceased the Participant or (d) the whereabouts of the designated Beneficiary are unknown, any undistributed vested balance of the deceased Participant shall be made in a lump sum in the following order of priority:

(i) the Participant’s surviving spouse, if any,

(ii) the Participant’s designated beneficiary or beneficiaries under the Lanier Worldwide, Inc. Pension Equity Plan, if any,

(iii) the persons or persons expressly designated by the Participant to receive the death benefit payable under the group term life insurance program maintained by his or her Employer, if any, and

(iv) the estate of the Participant.

      The marriage of a Participant shall be deemed to revoke any prior designation of a Beneficiary made by such Participant.

ARTICLE VIII

NAMED FIDUCIARIES, PLAN SPONSOR AND PLAN EXPENSES

      8.1.  Named Fiduciaries. The Plan Sponsor shall be the “named fiduciary” within the meaning of such term as used in ERISA, provided that, to the extent a Participant directs that his or her Rollover Contributions or Before-Tax Contributions (and, hence, any corresponding Matching Contributions) be invested in Lanier Stock or Harris Stock, the Plan Sponsor shall not be the “named fiduciary” with respect to such investment decision and the Participant shall be responsible for the effects of such decisions.

      8.2.  Allocation and Delegation by Named Fiduciaries. The Plan Sponsor may by written instrument filed with the records of this Plan designate a person who is not a Named Fiduciary to carry out any of its responsibilities under this Plan, other than the responsibilities of the Trustee in the management and control of the Trust Fund, provided that no such allocation or designation shall be effective until such person has consented to such designation. The Plan Sponsor may act through a committee appointed by the Board for this purpose, its Chief Executive Officer, its Chief Operating Officer or any person designated by any such committee or the Chief Executive Officer and Chief Operating Officer.

      8.3.  Advisors. The Plan Sponsor, or a person designated by the Plan Sponsor to perform any responsibility of the Plan Sponsor pursuant to the procedure described in § 8.2, may employ one or more persons to render advice with respect to any responsibility the Plan Sponsor has under this Plan or such person has by virtue of such designation.

      8.4.  Dual Fiduciary Capacities. Any person may serve in more than one fiduciary capacity with respect to this Plan, and a fiduciary may be a Participant if such person otherwise satisfies the requirements for participation under this Plan.

      8.5.  Powers and Duties of the Plan Sponsor.

(a) General. The Plan Sponsor has the exclusive responsibility and complete discretionary authority to control the operation, management and administration of this Plan, with all powers necessary to enable it properly to carry out those responsibilities, including (but not limited to) the full discretionary power to construe this Plan and the Trust Agreement, to determine eligibility for benefits, to settle disputed claims and to resolve all administrative, interpretive, operational, equitable, factual and other questions that arise under this Plan. The decisions of the Plan Sponsor on all matters within the scope of its authority will be final and binding upon all parties to this instrument, Participants, their spouses and Beneficiaries and any other concerned parties. To the extent a discretionary power or responsibility under this Plan is expressly assigned to a person by the Plan Sponsor, that person will have complete discretionary authority to carry out that power or responsibility and that person’s decisions on all matters within the scope of that person’s authority will be final and binding.

(b) Liquidity Requirements. The Plan Sponsor will be responsible for determining the funding policy for the Plan, including any anticipated liquidity requirements and for communicating that policy to the Trustee when it deems appropriate.

(c) Records. All Plan records will be maintained by or at the direction of the Plan Sponsor.

(d) Information from Others. The Plan Sponsor and any Employer other than the Plan Sponsor and their officers, directors, employees and agents will be entitled to rely upon all information and data in any certificate, report or other material prepared by any actuary, accountant, attorney, consultant or advisor selected by the Plan Sponsor to perform services on behalf of this Plan. All action taken or omitted in good faith in reliance upon the advice or opinion of any of those persons will be conclusive upon all persons interested in this Plan.

(e) Reporting and Disclosure. The Plan Sponsor is the plan administrator (as defined in ERISA) for this Plan and will be responsible for satisfying any applicable reporting and disclosure requirement under federal or state law with respect to this Plan.

      8.6.  Payment of Expenses. All reasonable and proper expenses of the Plan and the Trust Fund, including investment advisory fees and the Trustee’s fees as agreed upon by the Plan Sponsor and the Trustee, shall be paid from the Trust Fund by the Trustee unless the Plan Sponsor elects (in accordance with such procedures as agreed upon by the Plan Sponsor and the Trustee) to pay such expenses. The Plan Sponsor may seek reimbursement of any expense which is properly payable by the Trust Fund.

ARTICLE IX

TRUST FUND AND TRUSTEE

      The Trust Fund shall be held, administered, controlled and invested by the Trustee subject to the terms of the Trust Agreement for the exclusive benefit of Participants and Beneficiaries.

ARTICLE X

AMENDMENT AND TERMINATION

      10.1.  Amendment. The Plan Sponsor shall have the right at any time and from time to time to amend the Plan in any respect by action of the Chief Executive Officer and the Chief Operating Officer of the Plan Sponsor, provided that no amendment shall be made which would divert any of the assets of the Trust Fund to any purpose other than the exclusive benefit of Participants and Beneficiaries, except that this Plan may be amended retroactively to affect the Accounts maintained for any person if necessary to cause the Plan and the Trust Fund to be exempt from income taxes under sections 401(a) and 501(a) of the Code, respectively.

      10.2.  Termination. The Plan Sponsor reserves the right to terminate the Plan, in whole or in part, or to declare a discontinuance of contributions to the Plan at any time by action of its Board or a committee thereof, and the Plan Sponsor reserves the right to terminate the participation in the Plan, in whole or in part, by any Employer by action of the Board or such committee. Furthermore, an Employer’s participation in the Plan automatically shall terminate if, and at such time as, its status as an Employer terminates for any reason whatsoever (other than through a merger or consolidation into another Employer). If there is a termination or partial termination of the Plan or a declaration (without establishment or maintenance of another defined contribution plan other than as permitted under section 401(k) of the Code) of a discontinuance of contributions to the Plan, then the Accounts of all affected Participants who are Employees as of the date of such termination, partial termination or declaration shall become fully vested.

      In the case of any such termination, partial termination, or declaration, the Plan Sponsor shall cause all unallocated amounts to be allocated to the appropriate Accounts of the affected Participants and Beneficiaries and shall direct the Trustee to distribute such Accounts to such Participants and Beneficiaries in accordance with uniform rules established by the Plan Sponsor at such time as permissible under section 401(k) of the Code, and the Trustee shall follow such directions.

      10.3.  Merger, Consolidation or Asset Transfers.

(a) General. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each person for whom an Account is maintained shall, if such Plan is then terminated, be entitled to receive a benefit which immediately after the merger, consolidation or transfer is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer, if this Plan had been terminated, provided that no assets shall be transferred directly to this Plan which are attributable to contributions which are subject to the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code.

(b) Authorization. The Plan Sponsor may authorize the Trustee to accept a transfer of assets from or transfer fund assets to the trustee, custodian or insurance company holding assets of any other plan which satisfies the requirements of section 401(a) of the Code in connection with a merger or consolidation with or other transfer of assets and liabilities to or from any such plan, provided that the transfer will not affect the qualification of this Plan under section 401(a) of the Code and the assets to be transferred are acceptable to the Trustee.

ARTICLE XI

MISCELLANEOUS

      11.1.  Spendthrift Clause. Subject to § 11.10 and any offset payment to the Plan permitted pursuant to section 401(a)(13)(C) of the Code, no Account, benefit, payment or distribution under the Plan shall (except to the extent permitted by law) be subject to the claim of any creditor of a Participant or Beneficiary, or to any legal process by any creditor of such person, and no Participant or Beneficiary shall have any right to alienate, commute, anticipate, or assign all or any portion of his or her Account, benefit, payment or distribution under the Plan except under § 6.6.

      11.2.  Legally Incompetent. The Plan Sponsor may in its discretion direct that payment be made directly to (a) a person who is incompetent or disabled, whether because of minority or mental or physical disability, (b) to the guardian of such person, or to the person having custody of such person or (c) to any person designated or authorized under any state statute to receive such payment on behalf of such incompetent or disabled person, without further liability either on the part of the Plan Sponsor, the Plan Sponsor or any Employer for the amount of such payment to the person on whose account such payment is made.

      11.3.  Benefits Supported Only by Trust Fund. Any person having any claim for any benefit under the Plan shall look solely to the assets of the Trust Fund for the satisfaction of such claim. In no event will the Plan Sponsor, or an Employer, or any of their employees, officers, or directors, be liable in their individual capacities to any person whomsoever for the payment of benefits under the Plan.

      11.4  Discrimination. The Plan Sponsor shall administer the Plan in a uniform and consistent manner with respect to all similarly situated Employees, Participants, spouses and Beneficiaries, including adopting such administrative or other rules as the Plan Sponsor in its discretion deems appropriate for any such persons affected by circumstances such as a sale, acquisition, merger, reorganization, facility closing, layoff, work force reduction or other similar event or transaction, provided that the Plan Sponsor shall not permit any discrimination in favor of Highly Compensated Participants which would be prohibited under section 401(a) of the Code. If for any Plan Year the Plan Sponsor determines that following the terms of the Plan would result in a failure to satisfy the coverage requirements under section 410(b) of the Code, then the Plan Sponsor shall take such action as it deems appropriate under the circumstances to prevent such failure.

      11.5.  Claims. Any payment to a Participant or Beneficiary or to his or her legal representative, or heirs-at-law, made in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims under the Plan against the Employers, any of whom may require such Participant, Beneficiary, Spouse, his or her legal representative or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be satisfactory to the Plan Sponsor.

      11.6.  Agent for Service of Process. The agent for service of process for the Plan and the Plan Sponsor shall be the person currently listed in the records of the Secretary of State of Delaware as the agent for service of process for the Plan Sponsor.

      11.7.  Nonreversion. No part of the Trust Fund shall ever be used for or be diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries, except

(a) as expressly provided otherwise in § 5.6(b)(3) with respect to a suspense account established in accordance with section 415 of the Code;

(b) a contribution which is made by an Employer or the Plan Sponsor by a mistake of fact upon direction of the Plan Sponsor shall be refunded by the Trustee to the Employer or Plan Sponsor within one year after the payment of such contribution; and

(c) a contribution for which the Internal Revenue Service denies an income tax deduction to an Employer shall be refunded by the Trustee to the Plan Sponsor within one year after the denial of such deduction upon the Plan Sponsor’s direction, all such contributions being made expressly on the condition that such contributions are deductible in full for federal income tax purposes.

      11.8.  Plan Not An Employment Contract. The Plan is not a contract of employment. Participation in the Plan shall not give any Employee the right to be retained in the employ of the Employer or any Affiliate, nor, upon termination of his or her employment, to have any interest in the Trust Fund except as expressly provided in the Plan.

      11.9.  Top Heavy Plan.

(a) Determination. If the Plan Sponsor as of each June 30 (“determination date”) determines that the sum of the present value of the accrued benefits of “key employees” (as defined in section 416(i)(1) of the Code) exceeds 60% of the sum of the present value of the accrued benefits of all employees as of such determination date in accordance with the rules set forth in section 416(q) of the Code, the Plan shall be “top heavy” for the Plan Year which begins on the immediately following July 1. For purposes of this § 11.9 the present value of the accrued benefit of each employee shall be equal to the sum of (1) and (2), where

“(1)” equals the balance of his or her Account under this Plan (determined for this purpose as of the determination date), including the value of any distributions made during the 5-year period ending on such date and any contributions due but as yet unpaid as of such date, and
“(2)” equals the present value of his or her accrued benefit, if any, (determined as of the valuation date which coincides with or precedes the determination date for such plan) under

(A) each tax-qualified plan (as described in section 401(a) of the Code) maintained by an Employer or an Affiliate (i) in which a key employee is a participant or (ii) which enables any plan described in subclause (i) to meet the requirements of section 401(a)(4) or 410 of the Code, and (B) each other tax-qualified plan maintained by an Employer or an Affiliate (other than plan described in clause (A)) which may be aggregated with the Plan and the plans described in clause (A), provided such aggregation group (including a plan described in this clause (B)) continues to meet the requirements of sections 401(a)(4) and 410 of the Code, including the value of any distributions made from such plans during the 5-year period ending on such determination date and the value of any contributions due under such plans but as yet unpaid as of such valuation date. However, the accrued benefit of any individual shall be disregarded if such individual has not performed any services for any Employer at any time during the 5-year period ending on the date as of which such determination is made.

(b) Special Top Heavy Plan Rules. If the Plan Sponsor determines that the Plan is “top heavy” for any Plan Year, then the special rules set forth in this §11.9 shall apply notwithstanding any other rules to the contrary set forth elsewhere in the Plan.

(1) A contribution shall be made for such Plan Year for each Employee who is an Eligible Employee on the last day of such year which is equal to the lesser of (A) 4% of his or her Compensation (as defined for purposes of 5.4(b)) for such year and (B) the percentage at which contributions are made (or are required to be made) for such year to the key employee for whom such percentage is the highest.

(2) For Plan Years commencing prior to July 1, 2000, the Plan Sponsor shall take such action as necessary to satisfy the requirements of section 415(e) and section 416(h) of the Code if it (following the procedures set forth in this § 11.9) determines that the Plan fails to meet the requirements set forth in section 416(h)(2)(B) of the Code.

      11.10.  Qualified Domestic Relations Order. Benefits under the Plan shall be paid in accordance with the applicable requirements of a “qualified domestic relations order” as that term is defined in section 414(p) of the Code and section 206(d)(3) of ERISA. The Plan Sponsor, in accordance with a uniform and nondiscriminatory procedures established by the Plan Sponsor, shall

(a) promptly notify the Participant and any alternate payee (as that term is defined in section 414(p)(8) of the Code) of the receipt of a domestic relations order and the Plan’s procedures for determining the qualified status of such order;

(b) determine the qualified status of such order; and

(c) administer any distributions under the Plan pursuant to such order in accordance with the rules set forth in section 414(p) of the Code.

      The Plan shall commence payment of benefits to the Alternate Payee as of the later of (i) the earliest date a distribution may be made pursuant to the order and (ii) as soon as administratively practicable after the date such order is determined by the Plan Sponsor to be a “qualified domestic relations order.”

      The determinations and the distribution made by, or at the direction of, the Plan Sponsor under this §11.10 shall be final and binding on the Participant, and on all other persons interested in such order. Unless the “alternate payee” is also a Participant under the Plan or is a “party in interest” (as defined in section 3(14) of ERISA), an “alternate payee” under this § 11.10 shall not be an eligible person for purposes of obtaining a loan pending the distribution of such alternate payee’s entire interest under this Plan.

      IN WITNESS WHEREOF, Lanier Worldwide, Inc. has caused its duly authorized officers to execute and affix its seal to this Plan this           day of                , 1999.

LANIER WORLDWIDE, INC.

By:

Wesley E. Cantrell
Title: Chief Executive Officer

By:

_______________________________________ C. Lance Herrin
Title: Chief Executive Officer

(SEAL)
ATTEST
By:

Title: